                                                                    Exhibit 10.2


                                HT PROPERTIES LLC
                           525 East Capitol, Suite 500
                                Jackson, MS 39201
                                  601.352.1107

                                 June 21, 2001

Wanda King
Raytheon Aerospace Company
Gluckstadt, Mississippi

        Re: Lease on Facilities in Madison County, Mississippi

Dear Ms. King:

        You recently advised us that "Raytheon Aerospace LLC," a joint venture of Veritas Capital and Raytheon would occupy the lease property and assume the terms and conditions of the Build to Suit Lease dated December 24, 1987 (as amended on several occasions including the Fifth Amendment to Build to Suit Lease dated July 29, 1999) (all thereafter the "Lease").

        Pursuant to Section N "Assignment and Subletting" of the Lease, we hereby consent to the occupancy of the lease property by Raytheon Aerospace LLC and its assumption of the terms and conditions of the Lease. We have relied upon the letter of R. Steven Sinquefield, General Counsel dated June 20, 2001 concerning facts related to this assumption, a copy of which letter is attached.

        Please send all notices and communications to:

        J.L. Holloway
        HT Properties LLC
        525 East Capitol Street, Suite 500
        Jackson, MS 39201

                                Sincerely,

                                HT PROPERTIES LLC

                                /S/

                                J.L. Holloway, Member


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                     FIFTH AMENDMENT TO BUILD TO SUIT LEASE


         Reference is made to that certain Build to Suit Lease dated as of December 24, 1987, as amended by a First Amendment to Build to Suit Lease dated as of May 13, 1988, a Second Amendment to Build to Suit Lease dated as of September 28, 1988, a Third Amendment to Build to Suit Lease dated as of February 5, 1992, and a Fourth Amendment to Build to Suit Lease dated as of September 8, 1998 (the "Fourth Amendment"), and as affected by a certain Purchasing Agreement dated as of June 9, 1988 (as so amended and affected, the "Lease"), by and between Cabot Industrial Properties, L.P. (successor in interest to C-M Madison Investment Company) ("Landlord") and Raytheon Aerospace Company (formerly Beech Aerospace Services, Inc.) ("Tenant"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

         WHEREAS, pursuant to the provisions of Paragraph 2 of the Fourth Amendment, Tenant desires to exercise two (2) of its three (3) successive extension periods of three (3) years each (the "Third Option Rent Period" and "Fourth Option Rent Period," respectively) to extend the Term of the Lease for a period of six (6) years; and

         WHEREAS, Landlord and Tenant desire to amend the Lease to reflect (1) the extension of the Term of the Lease, (2) the construction of certain alterations to the Premises requested by Tenant, and (3) certain other modifications to the Lease, all as more particularly set forth herein;

         NOW, THEREFORE, for value received, the parties hereby agree as follows:

         1. EXTENSION OF TERM. The Term of the Lease is hereby amended to expire on November 30, 2009, subject to the terms set forth below. Except as set forth in this Fifth Amendment, Tenant's lease of the Premises shall be on all of the terms and conditions of the Lease in effect immediately before the commencement of the Third Option Rent Period, and in accordance with Paragraph 2(c) of the Fourth Amendment, Tenant shall have one remaining three-year option to extend the Term of the Lease upon the expiration of the Fourth Option Rent Period. Effective on the date hereof, Paragraphs 2(a) and 2(b) of the Fourth Amendment are hereby deleted in their entirety and the below-listed Paragraphs 2(a) and 2(b) are substituted therefor:

         "(a) THIRD OPTION RENT PERIOD. Tenant shall pay an increased annual Fixed Rent during the Third Option Rent Period (i.e., Lease Years sixteen through eighteen, inclusively; commencing on December 1, 2003 and continuing through November 30, 2006) in an amount equal to the product of the annual Fixed Rent in effect during the Second Option Rent Period (i.e., the amount set forth in Paragraph 3 of the Fourth Amendment) and a fraction, the denominator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Second Option Rent Period and the numerator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Third Option Rent Period; provided, however, that the annual Fixed Rent in effect during the Third Option Rent Period shall not be less than the annual Fixed Rent in effect for the Second Option Rent Period and shall not exceed $862,500 per year.

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         "(b) FOURTH OPTION RENT PERIOD. Tenant shall pay an increased annual
         Fixed Rent during the Fourth Option Rent Period (i.e., Lease Years nineteen through twenty-one, inclusively; commencing on December 1, 2006 and continuing through November 30, 2009), in an amount equal to the product of the annual Fixed Rent in effect during the Third Option Rent Period and a fraction, the denominator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Third Option Rent Period and the numerator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Fourth Option Rent Period; provided, however, that the annual Fixed Rent in effect during the Fourth Option Rent Period shall not be less than the annual Fixed Rent in effect for the Third Option Rent Period and shall not exceed $1,078,125 per year."

         2. TENANT IMPROVEMENTS.

         (a) CONSTRUCTION. Tenant hereby accepts the Premises in their "as-is" condition as of the date hereof. Landlord shall not be required to make any tenant improvements to the Premises for the Third and Fourth Option Rent Periods. Tenant desires to construct an additional 25,000 square feet of office space with mezzanine as described in Exhibit A attached to this Fifth Amendment ("Additional Improvements"), and Landlord hereby approves the program of such Additional Improvements described in Exhibit A attached hereto, subject to the terms of this Paragraph 2. Tenant shall prepare, in accordance with and subject to all of the provisions of Article H of the Lease, plans and specifications for the Additional Improvements ("Construction Documents") for review and approval by Landlord. After Landlord's approval of such Construction Documents (which approval shall not be unreasonably withheld or delayed), Tenant shall construct the Additional Improvements in accordance with and subject to all the provisions of Article H of the Lease. All such work (including the costs of Landlord's reviewing architect and engineer) shall be at Tenant's expense, subject to the provisions of Paragraphs 2(b) and2(c) below.

         In performing the Additional Improvements, Tenant shall (i) defend, indemnify and hold Landlord and the Premises harmless with respect to all matters arising from the Additional Improvements to the same extent as Tenant's indemnification obligations under Article F-5 of the Lease; (ii) maintain, at Tenant's sole expense, insurance with respect to matters arising from the construction of the Additional Improvements in form and substance reasonably acceptable to Landlord and the mortgagee of Landlord and otherwise in accordance with Exhibit C hereto; and (iii) comply with the provisions of Article G-4 of the Lease, including without limitation the obligation contained therein to keep the Premises free of all mechanics' and materialmen's liens.

         Tenant shall obtain from Tenant's contractors or subcontractors warranties or guarantees that each material element of the Additional Improvements shall be free from defects of materials, design and workmanship for at least one (1) year commencing on the date of completion of the Additional Improvements (including any punchlist items). Tenant shall promptly enforce such warranties or guarantees in the event any such defects occur and become known to Tenant prior to the expiration of the applicable warranty or guaranty period. In addition, any and all transferable warranties or guarantees of Tenant's contractors or subcontractors shall be deemed transferred to Landlord, in the event of a default by Tenant under the Lease (as amended hereby), such that Landlord shall have the full benefit, right and privilege of enforcing such warranties or guarantees if necessary. Upon request, Tenant shall confirm any such transfer by such documents as Landlord may reasonably require.

         Notwithstanding anything to the contrary in the Lease or this Fifth Amendment, Landlord shall have no construction, repair, maintenance or warranty obligation to Tenant (under Articles G-2 or P-16 of the Lease or otherwise) with respect to the Additional Improvements, for which Tenant shall have sole responsibility. Any approval by Landlord or Landlord's architect, engineer, or other representatives shall not be deemed to be a warranty or representation to the Tenant as to the compliance of such matters with any statute, regulation, code, or restrictive covenant or otherwise give rise to any liability on the part of Landlord or such representatives of Landlord. Landlord shall have no liability for, and Tenant's payment obligations under the Lease (as amended hereby) shall not be affected in any manner by, any interference with or delay in Tenant's use of the Premises arising from Tenant's performance of the Additional Improvements.

         Upon request of Landlord from time to time, Tenant shall promptly inform Landlord of the status of the construction of the Additional Improvements, provide Landlord with Tenant's estimate of the date on which such work is expected to be substantially completed, and provide such other information concerning the Additional Improvements as Landlord may reasonably request. On or about the date on which the Additional Improvements are substantially completed, Tenant, Tenant's architect, and Landlord's Construction Representative (as hereinafter deemed) shall conduct an inspection of the Additional Improvements.

         (b) LANDLORD PAYMENT. Landlord shall, on or before the Tenant Improvement Allowance Payment Date (defined below), pay to Tenant (or, at Tenant's request, to Tenant's contractor) an amount (the "Tenant Improvement Allowance") equal to the lesser of (x) $1,190,000 or (y) the costs actually incurred by Tenant for construction of the Additional Improvements (including the reasonable costs of any necessary permits, approvals, notice of completion, or other required documentation obtained or provided by Tenant or Tenant's contractor in connection therewith). The Tenant Improvement Allowance shall be repaid by Tenant to Landlord as set forth in Paragraph 2(c) below. In no event shall the Tenant Improvement Allowance exceed $1,190,000.

         The Tenant Improvement Allowance Payment Date shall be the date thirty
(30) days after the last of both of the following (A) and (B) have occurred:

         (A)      Tenant has delivered to Landlord:

                  (i) a certificate in the form of Exhibit B-1 hereto, certifying the total amount of the Tenant Improvement Allowance claimed by Tenant hereunder;

                  (ii) a certificate from Tenant's architect, in the form of Exhibit B-2 attached hereto, certifying that the Additional Improvements have been substantially completed;

                  (iii) lien waivers from all contractors and subcontractors that performed work on the Additional Improvements (or such other or additional assurances that the Premises are and shall remain free of liens associated with the performance of the Additional Improvements as Landlord reasonably shall require);

                  (iv) itemized invoices and reasonable back-up for all costs of the work for which Tenant seeks reimbursement from the Tenant Improvement Allowance; and

                  (v) evidence that Tenant has paid the excess, if any, of the total cost of the Additional Improvements over $1,190,000.

         (B) Landlord's Construction Representative has delivered to Tenant its written approval that the Additional Improvements have been substantially completed in accordance with the Construction Documents and otherwise in accordance with the terms of this Fifth Amendment (which approval shall not be unreasonably withheld or delayed). Landlord's Construction Representative, for all purposes under the Lease (as amended hereby), shall be Gerald F. Ianetta c/o Cabot Industrial Properties L.P., Two Center Plaza, Suite 200, Boston, Massachusetts 02108-1906 or such other person as Landlord may from time to time designate in accordance with the Lease.

         Notwithstanding anything to the contrary in the foregoing, the Tenant Improvement Allowance Payment Date set forth above shall be delayed if Tenant is then in default under the Lease (as amended hereby) or an event has occurred or a condition exists which with notice and the passage of time would constitute such a default, and the Tenant Improvement Allowance Payment Date shall be postponed until any such default has been cured to Landlord's reasonable satisfaction and Tenant has provided Landlord with reasonable evidence of its ability to perform all of its remaining obligations under the Lease (as amended hereby).

         (c) TENANT REIMBURSEMENT. Tenant shall reimburse Landlord for the full Tenant Improvement Allowance, such amount to be payable in equal monthly installments commencing on June 1, 1999 and ending with the final installment due on November 1, 2009. Such monthly installments shall be in an amount sufficient to amortize the Tenant Improvement Allowance with interest at ten (10%) percent over one hundred twenty-six (126) months (e.g., $15,290.84 per month if the Tenant Improvement Allowance equals $1,190,000). At the expiration of the Fourth Option Rent Period or any earlier termination of the Term of the Lease, as amended hereby, any then remaining unamortized balance of the Tenant Improvement Allowance shall be immediately due and payable. Such amounts shall be payable as Additional Rent.

         (d) REMOVAL OF ADDITIONAL IMPROVEMENTS. Notwithstanding anything to the contrary in the Lease (as amended hereby), Landlord may elect, in its sole discretion and by written notice delivered to Tenant at any time prior to the expiration of the Term (as the same may be extended), to enforce or to waive Tenant's obligation under Article H of the Lease to remove all or part of those Additional Improvements which are removable without structural damage to the Building.

         If Tenant desires to remove any such removable Additional Improvements prior to the expiration of the Term (as the same may be extended), Tenant shall deliver to Landlord, not less than sixty (60) days prior to the scheduled removal date, a notice bearing the legend "NOTICE OF EARLY REMOVAL OF ADDITIONAL IMPROVEMENTS", specifying the Additional Improvements to be removed, and stating the scheduled removal date. Landlord shall then have the option, in its sole discretion and by written notice delivered to Tenant within forty-five (45) days after receipt of such notice from Tenant, to require Tenant not to remove such improvements. (The failure of Landlord timely to deliver such a notice in response to a timely notice from Tenant hereunder shall be deemed Landlord's election to permit Tenant to remove such improvements.) Nothing in this paragraph shall be deemed to grant to Tenant any right to remove any Additional Improvements or other tenant improvements which are not removable without structural damage to the Building.

         3. BROKERS. Landlord and Tenant each hereby represent and warrant to the other that it has dealt with no broker in connection with this Fifth Amendment and there are no brokerage commissions or other finders' fees payable in connection herewith. Landlord and Tenant hereby agree to hold the other harmless from, and indemnified against, all loss or damage (including, without limitation, the cost of defending the same including without limitation reasonable attorneys' fees) arising from any claim by anyone claiming to have dealt with the indemnifying party.

         4. RATIFICATION. As herein amended, the Lease is ratified, approved and confirmed in all respects.

         Wherefore, the parties have hereunto set their hands and seals as of this 29th day of July, 1999.

                           LANDLORD:

                           CABOT INDUSTRIAL PROPERTIES L.P.,
                           a Delaware limited partnership

                           By: Cabot Industrial Trust, a Maryland real estate investment trust, its general partner



                                    By:   /s/ Gerald F. Ianetta
                                        ----------------------------------------
                                    Name: Gerald F. Ianetta
                                          --------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    Hereunto duly authorized

                           TENANT:

                           RAYTHEON AEROSPACE COMPANY

                           By:    /s/ Gary Sneary
                               -------------------------------------------------
                                  Name: Gary Sneary
                                        ----------------------------------------
                                  Title: Vice President, Material
                                         ---------------------------------------
                                  Hereunto duly authorized

                     FOURTH AMENDMENT TO BUILD TO SUIT LEASE


         Reference is made to that certain Build to Suit Lease dated as of December 24, 1987, as amended by a First Amendment to Build to Suit Lease dated as of May 13, 1988, a Second Amendment to Build to Suit Lease dated as of September 28, 1988, and a Third Amendment to Build to Suit Lease dated as of February 5, 1992 and as affected by a certain Purchasing Agreement dated as of June 8, 1988 (as so amended and affected. the "Lease") by and between C-M Madison Investment Company ("C-M") (formerly CC&F Madison Investment Company, a Mississippi general partnership), and Beech Aerospace Services, Inc., a Kansas corporation (now Raytheon Aerospace Company) ("Tenant"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

         WHEREAS, Cabot Industrial Properties, L.P. ("Landlord"), as successor-in-interest to C-M, and Tenant desire (1) to extend the term of the Lease, (2) to amend Tenant's remaining options to extend the term of the Lease, and (3) to make certain other modifications to the Lease, all as more particularly set forth herein;

         NOW, THEREFORE, for value received, the parties hereby agree as follows:

         1. EXTENSION OF TERM. The Term of the Lease shall be amended to expire on November 30, 2003. In consideration of the agreements set forth in this Amendment, Tenant hereby irrevocably waives its options under Article P-1 of the Lease to purchase Landlord's interest in the Premises and Article P-1 is hereby deleted in its entirety effective with this Fourth Amendment.

         2. EXTENSION OPTIONS. Notwithstanding anything to the contrary set forth in the Lease (including but not limited to Section C thereof), Tenant shall have the right to extend the Term with nine (9) months written notice for each option exercised for a total of three (3) successive periods of three (3) years each, provided that Tenant is not in default either at the time an option is exercised or at the time any Extended Term begins, and that the maximum Term of the Lease, including all possible extensions, shall not exceed twenty-four
(24) years. Tenant's extension options are as follows:

         a) THIRD OPTION RENT PERIOD. Tenant shall pay increased annual Fixed Rent during the Third Option Rent Period (i.e., Lease Years sixteen through eighteen, inclusively) in an amount equal to the product of the annual Fixed Rent in effect during the Second Option Rent Period (i.e., the amount set forth in Section 3, below) and a fraction, the denominator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Second Option Rent Period and the numerator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Third Option Rent Period; provided, however, that the annual Fixed Rent in effect during the Third Option Rent Period shall not be less than 110% of the annual Fixed Rent in effect during the Second Option Period and shall not be more than 125% of the annual Fixed Rent for the Second Option Rent Period.

         b) FOURTH OPTION RENT PERIOD. Tenant shall pay an increased annual Fixed Rent during the Fourth Option Rent Period (I.E., Lease Years nineteen through twenty-one, inclusively) in an amount equal to the product of the annual Fixed Rent in effect during the Third Option Rent Period and a fraction, the denominator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Third Option Rent Period and the numerator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Fourth Option Rent Period; provided, however, that the annual Fixed Rent in effect during the Fourth Option Rent Period shall not be less than 110% of the annual Fixed Rent in effect during the Third Option Rent Period and that the annual Fixed Rent for the Fourth Option Rent Period shall not be more than 125% of the annual Fixed Rent for the Third Option Rent Period.

         c) FIFTH OPTION RENT PERIOD. Tenant shall pay an increased annual Fixed Rent during the Fifth Option Rent Period (I.E., Lease Years twenty-two through twenty four, inclusively) in an amount equal to the product of the annual Fixed Rent in effect during the Fourth Option Rent Period and a fraction, the denominator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Fourth Option Rent Period and the numerator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Fifth Option Rent Period; provided, however, that the annual Fixed Rent in effect during the Fifth Option Rent Period shall not be less than 110% of the annual Fixed Rent in effect during the Fourth Option Rent Period and that the annual Fixed Rent for the Fifth Option Rent Period shall not be more than 125% of the annual Fixed Rent for the Fourth Option Rent Period.

         3. FIXED RENT. Commencing December 1, 1998, the Lease shall be amended to provide that Fixed Rent shall be as follows:

            December 1, 1998 - November 30, 2003: $690,000 per year ($57,500 per month)

         4. BROKERS. Landlord and Tenant each hereby represent and warrant to the other that it has dealt with no broker in connection with this Fourth Amendment and there are no brokerage commissions or other finders' fees payable in connection herewith. Landlord and Tenant hereby agree to hold the other harmless from, and indemnified against, all loss or damage (including, without limitation, the cost of defending the same including without limitation reasonable attorney's fees) arising from any claim by anyone claiming to have dealt with the indemnifying party.

         5. NOTICES. Paragraph 3 of the Third Amendment to Build to Suit Lease concerning the delivery of copies of notices to Landlord is hereby deleted in its entirety. All notices to Landlord shall be delivered to Cabot Industrial Properties L.P., Two Center Plaza, Suite 200, Boston, Massachusetts 02108-1906,
Attention: Director of Leasing.

         6. RATIFICATION. As herein amended, the Lease is ratified, approved and confirmed in all respects.

         Wherefore, the parties have hereunto set their hands and seals as of this 8th day of September, 1998.

                              LANDLORD:

                              CABOT INDUSTRIAL PROPERTIES L.P.,
                              a Delaware limited partnership

                              By: Cabot Industrial Trust, a Maryland real estate investment trust, its general partner



                                       By: /s/ Jean M. M
                                           -------------------------------------
                                       Name: Jean M. M
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------
                                       Hereunto duly authorized

                              TENANT:

                              RAYTHEON AEROSPACE COMPANY

                              By: /s/ Daniel A. Grafton
                                  ----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------
                              Hereunto duly authorized

                     THIRD AMENDMENT TO BUILD TO SUIT LEASE

         Reference is made to that certain Build to Suit Lease dated as of December 24, 1987, as amended by a First Amendment to Build to Suit Lease dated as of May 13, 1988 and a Second Amendment to Build to Suit Lease dated as of September 28, 1988 and as affected by a certain Purchasing Agreement dated as of June 9, 1988 (as so amended, the "Lease") by and between CC&F Madison Investment Company (now C-M Madison Investment Company), a Mississippi general partnership ("Landlord"), and Beech Aerospace Services, Inc., a Kansas corporation ("Tenant"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

         WHEREAS, Landlord and Tenant desire (1) to extend the term of the Lease pursuant to Article C-2 of the Lease, (2) to make certain alterations to the Premises requested by Tenant and corresponding adjustments to Fixed Rent pursuant to Articles B-4 and H of the Lease, and (3) to make certain other modifications to the Lease, all as more particularly set forth herein;

         WHEREAS, due to the aforementioned Lease provisions in respect of the term extension, alterations to tenant improvements, and Fixed Rent adjustments, the parties acknowledge that the execution of this Amendment was contemplated by the Lease;

         NOW, THEREFORE, for value received, the parties hereby agree as follows:

         1. EXTENSION OF TERM. Tenant hereby exercises its right under Article C-2 of the Lease to extend the Term of the Lease for the Extended Term consisting of the First Option Rent Period, I.E., from the commencement of the sixth Lease Year on December 1, 1993 through and including the end of the tenth Lease Year on November 30, 1998. Landlord and Tenant acknowledge, confirm and agree that, for purposes of Article C-2, delivery of this Amendment by Tenant shall be deemed to constitute delivery of the Option Notice with respect to the First Option Rent Period. Subject to paragraph 2(c) below, Tenant shall pay annual Fixed Rent during the First Option Rent Period at the rate provided in paragraph (a) of Article C-3 of the Lease (as heretofore amended). Tenant otherwise shall occupy the Premises during the First Option Rent Period subject to all of the terms and conditions of the Lease, as amended hereby.

         2.  TENANT IMPROVEMENTS.

         (a) CONSTRUCTION. Tenant desires to make the improvements to the Premises described in Exhibit A attached to this Amendment ("Additional Improvements"), and Landlord hereby approves the program of such Additional Improvements described in Exhibit A hereto, subject to the terms of this paragraph 2. Tenant shall prepare, in accordance with and subject to all of the provisions of Article H of the Lease, plans and specifications for the Additional Improvements ("Construction Documents") for review and approval by Landlord. After Landlord's approval of such Construction Documents (which approval shall not be unreasonably withheld or delayed), Tenant shall construct the Additional Improvements in accordance with and subject to all of the provisions of Article H of the Lease. All such work (including the costs of Landlord's reviewing architect and engineer) shall be at Tenant's expense, subject to the provisions of paragraphs 2(b) and 2(c) below.

         In performing the Additional Improvements, Tenant shall (i) defend, indemnify and hold Landlord and the Premises harmless with respect to all matters arising from the Additional Improvements to the same extent as Tenant's indemnification obligations under Article F-5 of the Lease; (ii) maintain, at Tenant's sole expense, insurance with respect to matters arising from the construction of the Additional Improvements in form and substance reasonably acceptable to Landlord and the mortgagee of Landlord and otherwise in accordance with Exhibit C hereto; and (iii) comply with the provisions of Article G-4 of the Lease, including without limitation the obligation contained therein to keep the Premises free of all mechanics' and materialmen's liens.

         Tenant shall obtain from Tenant's contractors or subcontractors warranties or guarantees that each material element of the Additional Improvements shall be free from defects of materials, design and workmanship for at least one (1) year commencing on the date of completion of the Additional Improvements (including any punchlist items). Tenant shall promptly enforce such warranties or guarantees in the event any such defects occur and become known to Tenant prior to the expiration of the applicable warranty or guaranty period. In addition, any and all transferable warranties or guarantees of Tenant's contractors or subcontractors shall be deemed transferred to Landlord, in the event of a default by Tenant under the Lease (as amended hereby), such that Landlord shall have the full benefit, right and privilege of enforcing such warranties or guarantees if necessary. Upon request Tenant shall confirm any such transfer by such documents as Landlord may reasonably require. Notwithstanding anything to the contrary in the Lease or this Amendment, Landlord shall have no construction, repair, maintenance, or warranty obligation to Tenant (under Articles G-2 or P-16 of the Lease or otherwise) with respect to the Additional Improvements, for which Tenant shall have sole responsibility. Any approval by Landlord or Landlord's architect, engineer, or other representatives of the Additional Improvements, the Construction Documents, or any other matter in connection with the Additional Improvements shall not be deemed to be a warranty or representation to Tenant as to the compliance of such matters with any statute, regulation, code, or restrictive covenant or otherwise give rise to any liability on the part of Landlord or such representatives of Landlord. Landlord shall have no liability for, and Tenant's payment obligations under the Lease (as amended hereby) shall not be affected in any manner by, any interference with or delay in Tenant's use of the Premises arising from Tenant's performance of the Additional Improvements.

         Upon request of Landlord from time to time, Tenant shall promptly inform Landlord of the status of the construction of the Additional Improvements, provide Landlord with Tenant's estimate of the date on which such work is expected to be substantially completed, and provide such other information concerning the Additional Improvements as Landlord may reasonably request. On or about the date on which the Additional Improvements are substantially completed, Tenant, Tenant's architect, and Landlord's Construction Representative (as hereinafter defined) shall conduct an inspection of the Additional Improvements.

         (b) LANDLORD PAYMENT. On or before the Reimbursement Date (as hereinafter defined), Landlord shall pay to Tenant (or, at Tenant's request, to Tenant's contractor) an amount (the "Reimbursement Amount") equal to the lesser of (x) $270,000.00 and (y) the costs actually incurred by Tenant for construction of the Additional Improvements (including the reasonable costs of any necessary permits, approvals, notice of completion, or other required documentation obtained or provided by Tenant or Tenant's contractor in connection therewith).

The actual, out-of-pocket costs, not to exceed $5,000.00 in the aggregate, for the work performed by Landlord's architect, engineer and Construction Representative in reviewing and approving Construction Documents, inspecting the work, and approving substantial completion of the Additional Improvements in accordance with this Amendment ("Direct Payment") shall be included in the costs incurred by Tenant under the foregoing clause (y) for purposes of determining the Reimbursement Amount. Notwithstanding the first sentence of this paragraph 2(b), Landlord shall deduct from the Reimbursement Amount otherwise payable to Tenant an amount equal to the Direct Payment, which Landlord shall pay directly to Landlord's architect, engineer or Construction Representative, as the case may be. Landlord shall provide Tenant with copies of invoices for the work reflected in the Direct Payment at the same time that payment of the Reimbursement Amount (exclusive of the Direct Payment) is made by Landlord to Tenant hereunder. In no event shall the Reimbursement Amount (including the Direct Payment) exceed $270,000.00.

         The Reimbursement Date shall be the date thirty (30) days after the last of both of the following (A) and (B) have occurred:

                  (A)      Tenant has delivered to Landlord:

                           (i) a certificate in the form of Exhibit B-1 hereto, certifying the total amount of the Reimbursement Amount claimed by Tenant hereunder, exclusive of the Direct Payment amount;

                           (ii) a certificate from Tenant's architect, in the form of Exhibit B-2 hereto, certifying that the Additional Improvements have been substantially completed;

                           (iii) lien waivers from all contractors and subcontractors which performed work on the Additional Improvements (or such other or additional assurances that the Premises are and shall remain free of liens associated with the performance of the Additional Improvements as Landlord reasonably shall require);

                           (iv) itemized invoices and reasonable back-up for all costs of the work for which Tenant seeks reimbursement in the Reimbursement Amount exclusive of the Direct Payment amount; and

                           (v) evidence that Tenant has paid the excess, if any, of the total cost (including the amount of the Direct Payment) of the Additional Improvements over $270,000.00.

                  (B) Landlord's Construction Representative has delivered to Tenant its written approval that the Additional Improvements have been substantially completed in accordance with the Construction Documents and otherwise in accordance with the terms of this Amendment (which approval shall not be unreasonably withheld or delayed). Landlord's Construction Representative, for all purposes under the Lease (as amended hereby), shall be Kent H. Hallawell, c/o Cabot Partners, 60 State Street, Boston, MA 02109, or such other person as Landlord may from time to time designate in accordance with the Lease.

         Notwithstanding anything to the contrary in the foregoing, the Reimbursement Date set forth above shall be delayed if Tenant is then in default under the Lease (as amended hereby) or an event has occurred or a condition exists which with notice and the passage of time would constitute such a default, and the Reimbursement Date shall be postponed until any such default has been cured to Landlord's reasonable satisfaction and Tenant has provided Landlord with reasonable evidence of its ability to perform all of its remaining obligations under the Lease (as amended hereby).

         (c) FIXED RENT ADJUSTMENT. In addition to payments of annual Fixed Rent and other amounts otherwise due to Landlord under the Lease, Tenant shall pay to Landlord, on the first day of each calendar month during the Adjustment Term (as hereinafter defined) and otherwise in the manner set forth in Article D-1 of the Lease, a monthly amount equal to the Fixed Rent Adjustment (as hereinafter defined). The monthly Fixed Rent Adjustment shall equal $4,766.00, subject to adjustment as set forth in the immediately following paragraph. The Adjustment Term shall mean the seven-year period commencing on December 1, 1991 and ending on November 30, 1998. Any monthly installment of the Fixed Rent Adjustment due during the Adjustment Term as of a date prior to the date of this Amendment shall be paid, without interest, upon execution of this Amendment.

         Effective as of the Reimbursement Date, the monthly Fixed Rent Adjustment shall equal the product of (x) $4,766.00 and (y) a fraction, the numerator of which is the Reimbursement Amount (including the Direct Payment) paid by Landlord under paragraph 2(b) and the denominator of which is $270,000.00. The amount, if any, equal to the product of (x) the number of monthly installments of Fixed Rent Adjustments paid prior to the Reimbursement Date and (y) any excess of $4,766.00 over the monthly Fixed Rent Adjustment computed under the immediately preceding sentence shall be applied as a credit, without interest, against the next monthly payment of Fixed Rent Adjustment due hereunder (and against subsequent payment(s), if necessary, so that the full amount of such credit is exhausted).

         Tenant shall have no obligation to pay the Fixed Rent Adjustment during Extended Term(s), if any, after the end of the First Option Rent Period. The Fixed Rent Adjustment shall not be included in the Base Rent from which adjustments in Fixed Rent for such Extended Term(s), if any, are calculated under Article C-3(b), (c) and (d) of the Lease.

         (d) REMOVAL OF ADDITIONAL IMPROVEMENTS. Notwithstanding anything to the contrary in the Lease (as amended hereby), Landlord may elect, in its sole discretion and by written notice delivered to Tenant at any time prior to the expiration of the Term (as the same may be extended), to waive Tenant's obligation under Article H of the Lease to remove all or part of those Additional Improvements which are removable without structural damage to the Building and to require Tenant not to remove such improvements.

         If Tenant desires to remove any such removable Additional Improvements prior to the expiration of the Term (as the same may be extended), Tenant shall deliver to Landlord, not less than sixty (60) days prior to the scheduled removal date, a notice bearing the legend "NOTICE OF EARLY REMOVAL OF ADDITIONAL IMPROVEMENTS", specifying the Additional Improvements to be removed, and stating the scheduled removal date. Landlord shall then have the option, in its sole discretion and by written notice delivered to Tenant within forty-five (45) days after receipt of such notice from Tenant, to require Tenant not to remove such improvements. (The failure of Landlord timely to deliver such a notice in response to a timely notice from Tenant hereunder shall be deemed Landlord's election to permit Tenant to remove such improvements.) Nothing in this paragraph shall be deemed to grant to Tenant any right to remove any Additional Improvements or other tenant improvements which are not removable without structural damage to the Building.

         (e) PURCHASE OPTION. In consideration of Landlord's agreement to pay the Reimbursement Amount under paragraph 2(b) above, Tenant hereby irrevocably waives its option under Article P-1 of the Lease to purchase Landlord's interest in the Premises at the end of the initial five-year Term of the Lease. Such waiver shall not affect Tenant's continuing option to purchase Landlord's interest in the Premises at the end of the first Extended Term or subsequent Extended Term(s), if any, in accordance with Article P-1.

         3. NOTICES. The third sentence of Article P-13 of the Lease, concerning delivery of copies of notices to General Counsel, Cabot Cabot & Forbes, is hereby deleted in its entirety and the following sentence is substituted in its place: "A copy of any notice sent to Landlord's Address shall also be sent to Hill & Barlow, One International Place, Boston, Massachusetts 02110, Attention:
R. Hale Andrews, Jr."

         4. TITLE AND HEADINGS. Titles and paragraph headings are for reference purposes and the convenience of the parties only and shall have no bearing nor force or effect in respect of the interpretation and application of the substantive provisions contained in this Amendment.

         5. RATIFICATION. As herein amended, the Lease is ratified, approved and confirmed in all respects.

         Wherefore, the parties have hereunto set their hands and seals as of this 5th day of February, 1992.

                                 LANDLORD:

                                 C-M MADISON INVESTMENT COMPANY,

                                 By: C-M Holdings Limited Partnership, its general partner

                                 By:      Alces Corporation, its general partner


                                 By:   /s/ Ferdinand Colloredo-Mansfeld
                                     -------------------------------------------
                                       Ferdinand Colloredo-Mansfeld
                                       Its President
                                       Hereunto duly authorized

                                 TENANT:

                                 BEECH AEROSPACE SERVICES, INC.


                                 By:   /s/ Paul R. Everhardt
                                     -------------------------------------------
                                       Name:  Paul R. Everhardt
                                       Title:  Vice President/Controller
                                       Hereunto duly authorized

                     SECOND AMENDMENT TO BUILD TO SUIT LEASE

         Reference is made to that certain Build to Suit Lease dated as of December 24, 1987, as amended by a First Amendment to Build to Suit Lease dated as of the 13th day of May, 1988 (together, the "Lease"), by and between CC&F East Limited Partnership ("Landlord") and Beech Aerospace Services, Inc. ("Tenant"). Capitalized terms used herein without definition shall have the same meanings attributed to them in the Lease.

         WHEREAS, Tenant has requested certain changes in the Plans which have resulted in additional costs to implement such changes; and Landlord wishes to provide for a proportionate increase in Fixed Rent as the method of payment for such additional costs, as more particularly described in Article B-4 of the Lease;

         WHEREAS, Landlord and Tenant wish to make certain other modifications to the Lease;

         WHEREAS, due to the aforementioned Lease provisions in respect of Fixed Rent adjustments, the parties acknowledge that the execution of this Amendment was contemplated by the Lease;

         NOW, THEREFORE, the parties hereby agree as follows:

         1.       CHANGES IN PLANS.

         Landlord and Tenant hereby acknowledge, confirm and agree that the following changes in the Plans were requested by Tenant and have resulted in the following additional costs in the Building, which additional costs are reflected in the new Initial Fixed Rent set forth in Paragraph 3 below:


                                                          Additional Cost
                                                          ---------------

        Extension of fire wall                               $ 57,280.00

        Alterations as outlined
        on Exhibit A hereto                                  $ 94,480.00
                                                             -----------

                                TOTAL =                      $151,760.00


         2.       INITIAL CASH PAYMENT.

         Landlord and Tenant hereby acknowledge, confirm and agree that Tenant shall pay to Landlord an Initial Cash Payment in the amount of $113,000.00, due and payable by Tenant to Landlord within five (5) days of invoice (once the work commences, invoices will be sent monthly until completion; invoices shall not be given until the costs charged therein have been incurred by Landlord), in order to offset the additional costs per square foot of area required by the changes in the Plans requested by Tenant. If Tenant cancels the Lease because the Premises are not Ready for Occupancy as permitted by Article B-3 of the Lease, the Initial Cash Payment shall be returned without interest from Landlord to Tenant.

         3.       NEW INITIAL FIXED RENT.

         Taking into account the adjustments made pursuant to Paragraphs 1 and 2 above, Landlord and Tenant hereby acknowledge, confirm and agree that the Initial Fixed Rent as set forth in Article A-2 of the Lease is hereby increased by $.02 per square foot and is now Five Hundred Twenty-three Thousand Nine Hundred Twenty and 00/100 Dollars ($523,920.00) per year (I.E., Forty-three Thousand Six Hundred Sixty and 00/100 Dollars ([$43,660.00]) per month). The new Initial Fixed Rent set forth in the immediately preceding sentence shall be the annual Fixed Rent in effect for the First Rent Period.

         4.       CASH PAYMENT IN LIEU OF EXTENSION.

         Landlord and Tenant hereby acknowledge, confirm and agree that if Tenant fails to exercise its option to extend the Lease after the initial five
(5) year Term as set forth in Article C-2, Tenant shall pay to Landlord a Cash Payment in the amount of $23,000.00 in order to offset the additional costs per square foot of area required by the changes in the Plans requested by Tenant.

         5.       FIXED RENT ADJUSTMENT IN THE EVENT OF EXTENSION OF TERM.

         Taking into account all adjustments made pursuant to Paragraph 3 above and Article D of the Lease, Landlord and Tenant hereby acknowledge, confirm and agree that if Tenant exercises its option to extend the Lease after the initial Term, the Fixed Rent during the First Option Rent Period as set forth in Article A-2 of the Lease shall be adjusted by adding $.015 per square foot. This amount shall be included in the Base Rent from which all subsequent adjustments in Fixed Rent shall be calculated.

         6.       TENANT'S OBLIGATION TO RESTORE.

         Landlord and Tenant hereby acknowledge, confirm and agree that if Tenant fails to extend the Lease beyond the First Option Rent Period, Tenant shall, at Landlord's option, remove the modifications to the Premises which are provided for in this Second Amendment and repair any damage caused by such removal.

         7.       TITLE, HEADINGS AND ADDITIONS.

         Titles and paragraph headings are for reference purposes and the convenience of the parties only and shall have no bearing upon nor force or effect in respect of the interpretation and application of the substantive provisions in this Amendment contained.

         As herein amended, the Lease is ratified, approved and confirmed in all respects.

         WHEREFORE, the parties have hereunto set their hands and seals as of this 28th day of September, 1988.

LANDLORD:                                        TENANT:
CC&F Madison Investment Company,                 Beech Aerospace Services, Inc.
a Mississippi General Partnership

By:  CC&F East Limited Partnership               By:   R. D. Walter
                                                    ----------------------------

By:  CC&F Investors, Inc.,                       Its:  President
     its General Partner                             ---------------------------
                                                 Hereunto duly authorized
By:   /s/ Judith W.
   ------------------------------

Its:  Vice President
    -----------------------------

Hereunto duly authorized

                     FIRST AMENDMENT TO BUILD TO SUIT LEASE


         Reference is made to that certain Build to Suit Lease (the "Lease") dated as of December 24, 1987, by and between CC&F East Limited Partnership ("Landlord") and Beech Aerospace Services, Inc. ("Tenant"). Capitalized terms used herein without definition shall have the same meanings attributed to them in the Lease.

         WHEREAS, Landlord and Tenant (i) have provided for certain Fixed Rent adjustments in the event that certain events occur, which adjustments and events are more particularly described in Article D and Exhibit D of the Lease, and
(ii) wish to confirm the occurrence of such events and to restate the Initial Fixed Rent;

         WHEREAS, Tenant has requested certain changes in the Plans which have resulted in additional costs to implement such changes; and Landlord wishes to provide for a proportionate increase in Fixed Rent as the method of payment for such additional costs, as more particularly described in Article B-4 of the Lease;

         WHEREAS, Landlord and Tenant wish to make certain other modifications to the Lease;

         WHEREAS, due to the aforementioned Lease provisions in respect of Fixed Rent adjustments, the parties acknowledge that the execution of this Amendment was contemplated by the Lease;

         NOW, THEREFORE, the parties hereby agree as follows:

         1.       FIXED RENT ADJUSTMENT.

         Landlord and Tenant hereby acknowledge, confirm and agree that the events described in paragraphs B, C, D, E and F of Exhibit D to the Lease have occurred or will occur. Accordingly, the adjustments provided for in said paragraphs (which are restated in the next succeeding sentence) have been made and are reflected in the new Initial Fixed Rent set forth in Paragraph 3 below. The adjustments (per square foot of area in the Building) which have been made and which are reflected in the new Initial Fixed Rent set forth in Paragraph 3 below by reason of the paragraphs of Exhibit D noted above are as follows:


          Adjustment Item                                                 Fixed Rent Reduction
          ---------------                                                 --------------------
          Paragraph B, Exhibit D                                          $      .10
          Paragraph C, Exhibit D                                                 .19
          Paragraph D, Exhibit D                                                 .0025
          Paragraph E, Exhibit D                                                 .0025
          Paragraph F, Exhibit D                                                 .0042
                                                                                 -----
                                                  TOTAL=                  $      .2992

         2.       CHANGES IN PLANS.

         Landlord and Tenant hereby acknowledge, confirm and agree that the following changes in the Plans were requested by Tenant and have resulted in the following additional costs per square foot of area in the Building, which additional costs are reflected in the new Initial Fixed Rent set forth in Paragraph 3 below:


                  Change                                                Additional Cost
                  ------                                                ---------------
                  Carpet Replacing Tile                                     $.0130
                  Office Alterations                                        $.0661
                  Computer Room Addition                                    $.0412
                  Shop Area Additions                                       $.0501
                  Concrete Pads and Fences                                  $.0071
                  Restricted Materials Building                             $.0834
                  Dumpster Door and Pad                                     $.0028
                                                                            ------
                                          TOTAL =                           $.2637 per square foot

         The Outline Specifications originally attached to the Lease as Exhibit "C" are hereby deleted in their entirety, and those referred to on Exhibit "C" hereto are substituted in their place.

         3.       NEW INITIAL FIXED RENT.

         Taking into account the adjustments made pursuant to Paragraphs 1 and 2 above, Landlord and Tenant hereby acknowledge, confirm and agree that the Initial Fixed Rent as set forth in Article A-2 of the Lease is hereby changed to be an amount equal to Five Hundred Twenty Thousand Seven Hundred Twenty and 00/100 Dollars ($520,720.00) per year (I.E., Forty-Three Thousand Three Hundred Ninety-Three and 33/100 Dollars [$43,393.33] per month). The new Initial Fixed Rent set forth in the immediately preceding sentence shall be the annual Fixed Rent in effect for the First Rent Period.

         4.       EFFECT OF EXHIBIT D.

         As of the date of this Amendment, Landlord and Tenant agree that Exhibit D to the Lease shall be of no further force or effect, it being acknowledged by the parties that all the adjustments between Landlord and Tenant which are permitted under the terms of said Exhibit D are reflected in the new Initial Fixed Rent set forth in Paragraph 3 above. Deletion of said Exhibit D by Landlord and Tenant is not intended to affect or modify in any respect Tenant's right to receive directly from the Authority the payments referred to in Paragraph A of said Exhibit D.

         5.       MODIFICATION OF ARTICLE A-5.

         As previously documented by letter agreement dated March 2, 1988, executed by the parties, Landlord and Tenant hereby agree that the date "April 1, 1988" wherever it appears throughout Article A-5 of the Lease is hereby deleted in its entirety and in each such place where it appears the date "May 1, 1988" is substituted in place thereof.

         6.       LOT LEGAL DESCRIPTION.

         Landlord and Tenant hereby acknowledge and confirm that Landlord has purchased the Lot (which Lot is acceptable to Tenant) and that the legal description of the Lot is attached hereto as Exhibit A. Landlord and Tenant further agree that said legal description shall be included in the Lease as Exhibit A.

         7.       TITLE AND HEADINGS.

         Titles and paragraph headings are for reference purposes and the convenience of the parties only and shall have no bearing upon nor force or effect in respect of the interpretation and application of the substantive provisions in this Amendment contained.

         As herein amended, the Lease is ratified, approved and confirmed in all respects.

         WHEREFORE, the parties have hereunto set their hands and seals as of this 13th day of May, 1988.


LANDLORD:                                 TENANT:
CC&F East Limited Partnership             Beech Aerospace Services, Inc.

By:  CC&F Investors, Inc.,
        its General Partner               By: /s/ R. D. Walter        President
                                             ----------------------------------
                                                 (Name)                  (Title)
                                          Hereunto Duly Authorized
By: /s/             Vice President
    ------------------------------
       (Name)          (Title)
Hereunto Duly Authorized

                         [BUILD TO SUIT LEASE AGREEMENT]

City and State:                                              Gluckstadt, Mississippi
County:                                                      Madison

Term:                                                        Five Years

Scheduled Commencement                                       December 1, 1988
Date:

Initial Fixed Rent:                                          Subject to adjustment as provided herein, Five Hundred
Per Year:                                                    Twenty-Six Thousand Four Hundred Dollars ($526,400.00)

Per Month:                                                   Subject to adjustment as provided herein, Forty-Three
                                                             Thousand Eight Hundred Sixty-Six and 66/100 Dollars
                                                             ($43,866.66)

CPI Maximum Percentage:                                      One Hundred Six Percent (106%)

Lease Year:                                                  Shall refer to each annual period during the Term
                                                             commencing on the Commencement Date and on each
                                                             anniversary thereof.

First Rent Period:                                           From the Commencement Date until the end of the First
                                                             Lease Year.

Second Rent Period:                                          From the commencement of the Second Lease Year to the
                                                             end of the Third Lease Year.

Third Rent Period:                                           From the commencement of the Fourth Lease Year to the
                                                             end of the Fifth Lease Year.

First Option Rent Period:                                    From the commencement of the 6th Lease Year until the
                                                             end of the 10th Lease Year.

Second Option Rent Period:                                   From the commencement of the 11th Lease Year to the end
                                                             of the 15th Lease Year.

Third Option Rent Period:                                    From the commencement of the 16th Lease Year to the end
                                                             of the 20th Lease Year.

Fourth Option Rent Period:                                   From the commencement of the 21st Lease Year to the end
                                                             of the 25th Lease Year.

Permitted Uses:                                              As defined in Section F-6.

Landlord's Construction                                      Merton Piper
Representative:

Tenant's Construction                                        Jim Beckett
Representative:

Date of Recordation                                          June 6, 1980. Recorded in Volume 471, Page 463 ET SEQ.
of Declaration of                                            in the Madison County, Mississippi real estate records.
Covenants and Restrictions:

               A-5.        Premises.
         Landlord intends to (i) enter into a purchase and sale agreement for, and (ii) satisfy itself with respect to zoning, title and environmental matters with respect to, the Lot (which is also to be satisfactory to Tenant) no later than sixty (60) days after the date of the execution of this Lease. In the event that the Landlord fails so to enter into such a purchase and sale agreement and to satisfy itself on such zoning, environmental and title matters (which shall also be satisfactory to Tenant) within this time period, either party shall have the right, subject to the provisions of the next succeeding paragraph, to terminate this Lease, without further recourse, exercisable upon written notice given to the other party, unless prior to the giving of such notice by the other party Landlord shall have purchased the Lot.

         In the event the Lot is not suitable or that Landlord fails to so enter into a purchase and sale agreement for the Lot on or before sixty (60) days after the date of execution of this Lease, and if Tenant shall exercise its right pursuant to the foregoing paragraph to terminate this Lease, then Landlord shall have the right, exercisable by written notice to Tenant given within fifteen (15) days of Tenant's notice of termination to cancel such termination (the "Substitute Lot Cancellation Notice") and to substitute a lot (the "Substitute Lot") in place of the Lot. Such Substitute Lot (which shall be located in the Greater Jackson, Mississippi area) shall be subject to Tenant's approval, which approval shall not be unreasonably withheld, if in Tenant's reasonable judgment the Substitute Lot, when compared to the Lot, will produce the same or better economics for Tenant considering Fixed Rent as shown in Article A hereof, and Fixed Rent Adjustments as shown in Exhibit D hereto (including the annual payment of $20,000 referenced in Paragraph A of Exhibit D) during the Term of the Lease. In the event that Landlord fails to enter into a purchase and sale agreement and to satisfy itself as to zoning, environmental and title matters (which shall also be satisfactory to Tenant) on or before the later to occur of (a) thirty (30) days following the giving of the Substitute Lot Cancellation Notice or (b) April 1, 1988, then either party shall have the right to terminate this Lease, without further recourse, exercisable upon written notice given to the other party, unless prior to the giving of such notice by the other party Landlord shall have purchased the Substitute Lot.

         Landlord shall notify Tenant in writing when it has acquired legal title to the Lot or the Substitute Lot and satisfied itself concerning the matters referred to above, and in the events Landlord has not (a) so satisfied itself and (b) acquired title by (i) April 1, 1988 if there are no events beyond Landlord's reasonable control (e.g. no title defects) with respect to effectuating such title passing or (ii) July 1, 1988 if there are events beyond Landlord's reasonable control (e.g. title defects) with respect to effectuating such title passing (provided that Landlord shall notify Tenant in writing prior to April 1, 1988 in the event there are such events beyond Landlord's reasonable control, and provided further that Landlord shall diligently and expeditiously attempt to resolve such events so as to cause title to pass as soon as possible), then after April 1, 1988 or July 1, 1988, whichever is applicable, either party shall have the right to terminate this Lease, without further recourse, exercisable upon written notice given to the other party, unless prior to the giving of such notice by the other party Landlord shall have so acquired legal title to the Lot and so satisfied itself.

         After Landlord's purchase of the Lot and upon substantial completion of the Improvements (as hereinafter defined in Article B-1), subject to the provisions of Article B-5 below, Landlord shall lease to Tenant and Tenant shall lease and accept, subject to the provisions in this Lease, the Improvements, and the Lot. The Improvements and the Lot shall hereinafter be referred to as the "Premises."

         A-6.     Landlord's Reserved Rights.

         Provided Landlord does not unreasonably interfere with Tenant's use of the Premises, and (except in the case of emergencies) upon reasonable advance notice, Landlord shall have the right to enter the Premises, upon the terms expressly specified in this Lease, to undertake the following:

         a. BUILDING CHANGES. To install, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment in the Building; and

         b. Repairs, Maintenance and Alterations. To repair and maintain the Building and make alterations thereto.

                           B. LANDLORD'S IMPROVEMENTS

         B-1.     Plans.

         a. Preliminary Plans. Landlord and Tenant have approved the outline specifications (the "Outline Specifications") identified in Exhibit C which shall be the basis for the preliminary building plans (the "Preliminary Plans") identified in Exhibit C, for the construction of the Building and related improvements (collectively, the "Improvements") on the Lot. Within two (2) weeks after Landlord submits to Tenant a site plan in respect of the Premises, Tenant agrees to approve or disapprove the same (and if Tenant disapproves the site plan it will accompany such disapproval with a set of written items contained in the site plan which it disapproves) provided that Tenant's approval shall not be unreasonably withheld or delayed; it being understood that if Tenant shall fail to respond within such two (2) week period said failure to respond shall be deemed to be automatic approval of the site plan.

         b. Final Plans. Landlord shall prepare final plans and specifications (the "Final Plans") substantially in conformity with the Preliminary Site Plan and the Preliminary Plans. The Final Plans shall be subject to Tenant's approval as set forth below. The Final Plans need not include working or shop drawings. "Plans" shall mean the Preliminary Plans and, when prepared and approved by both parties, the Final Plans. Landlord shall deliver the Final plans to Tenant as soon as reasonably possible, subject, however, to any delay encountered by Landlord as a result of requests by Tenant for changes in Plans in accordance with Article B-4 and any other cause beyond Landlord's reasonable control. Landlord shall use reasonable efforts to cause the Plans to be prepared in accordance with all applicable laws, codes, ordinances, rules and regulations. Within forty-five (45) days after delivery of the Landlord's proposed Final Plans, Tenant shall set forth in writing with particularity any changes required by Tenant; provided that any such changes required by Tenant shall not depart substantially from the Preliminary Plans; provided that Tenant shall not object to any reasonable and logical development or refinement of the Preliminary Plans or any change necessitated by applicable law, so long as such development, refinement and changes do not adversely affect the usefulness of the Building to Tenant. Failure of Tenant to deliver to Landlord written notice of such changes within said forty-five (45) day period shall constitute approval by Tenant of the Final Plans. Upon approval of the Final Plans, both parties shall approve the Final Plans for filing purposes.

         B-2.     Construction.

         Landlord, at Landlord's sole expense, shall diligently construct and complete the improvements substantially in accordance with the Final Plans. Subject to the provisions contained in Article P-16, Landlord warrants and guarantees that construction of the Improvements will be of good quality, using only new materials, and will be free from fault and defects, and completed in every detail in conformity with the provisions of this Lease. All construction shall be performed in compliance with all laws, ordinances, codes, rules, regulation and orders of any public authority having jurisdiction thereof. Landlord shall complete the Building and the Premises shall be Ready for Occupancy, as defined in Article B-5, by Tenant not later than the Scheduled Commencement Date; provided, however, that the Scheduled Commencement Date shall be extended for a period equal to the period of any delay encountered by Landlord affecting said construction because of fire, earthquake, inclement weather, unreasonable refusal of governmental authorities to issue permits, certificates of occupancy or to perform inspections in a timely manner, acts of God, acts of the public enemy, riot, insurrection, governmental regulation of the sales of materials or supplies or the transportation thereof, strikes, boycotts, shortages of labor, or any other cause beyond the control of Landlord (exclusive of any delays attributable to slow performance or non-performance by Landlord's general contractor, its subcontractors or the architect which arise only out of such performance and are not attributable to any of the specifically referenced aforementioned events) (collectively, "Force Majeure Events"), or any such delay caused by acts of Tenant, Tenant's early entry under the provisions of Article E-6, or changes in the Plans pursuant to Article B-4 (collectively, "Tenant Delays"). Landlord shall give Tenant prompt written notice of the occurrence of any of the foregoing events or circumstances, along with an explanation of Landlord's efforts to remedy such events or circumstances and an estimate of the additional construction time which may be required due to such events or circumstances.

         Subject to the various contingencies referenced in this Lease and to such other contingencies and variables as now exist or may hereinafter arise, it is the present intention of Landlord to commence construction of the Improvements on or before May 1, 1988 and to proceed thereafter in accordance with the schedule shown on Exhibit I attached hereto.

         B-3.     Failure to Complete Construction.

         If on account of reasons other than Tenant Delays, the Commencement Date shall not have occurred as of January 1, 1989, then Landlord shall cause to be paid to Tenant (i) for each day Tenant shall remain in occupancy in its existing facilities (in Greater Jackson, Mississippi), during the period commencing on February 1, 1989, as such date shall be extended day for day for each day of Tenant Delay, and ending on the earlier to occur of the Commencement Date or May 1, 1989 (which ending date may not be extended on account of Tenant Delay, Force Majeure or any other reason), an amount equal to the excess of the rental Tenant shall be obligated to pay with respect to such days under its existing lease(s) or under holdover arrangements with the landlords of its current facilities (provided that Tenant shall use its best efforts to negotiate the lowest possible post-February 1, 1989 rental rates with respect to such existing facilities and shall keep Landlord advised as to the status of such negotiations) over the per diem amount of rental equal to $25,000/month, provided that the amount of such excess shall in no event exceed the per diem amount equal to $25,000/month, and (ii) to the extent Tenant shall be obligated to continue to make payments under its existing lease(s) subsequent to the Commencement Date, an amount equal to all rent payable thereunder from the Commencement Date (it being understood that the Commencement Date shall be extended on account of events of Force Majeure) until May 1, 1989 (which date may not be extended on account of Force Majeure or any other reason), provided that in no event shall the aggregate amount of payments payable by Landlord pursuant to the foregoing provisions of this Article B-3 ever exceed $100,000. In the event that the Premises are not Ready for Occupancy as of May 1, 1989 (which date may not be extended on account of Force Majeure or any other reason), then Landlord and Tenant shall each have the option to cancel this Lease at any time thereafter upon prior written notice to the other, provided that exercise of such option shall be void and this Lease shall continue in full force and effect in the event the Premises are Ready for Occupancy prior to the giving of such notice. Upon the occurrence of any such cancellation, this Lease shall be terminated without recourse to the parties hereto, excepting only (1) the payment obligations of Landlord as set forth in the foregoing provisions of this Article B-3, and (2) in the event that the Premises are not Ready for Occupancy on or before the Outside Date (as hereinafter defined) and if this Lease shall have been cancelled as provided for in the foregoing provisions of this Article B-3 by written notice given on or after the Outside Date, then Landlord shall pay Tenant as liquidated damages the amount of $100,000. The "Outside Date" shall be defined as May 1, 1989, provided however that the Outside Date shall be extended day for day for each day of Tenant Delay(s) and for each day of Force Majeure Event(s).

         B-4.     Changes in Plans.

         Tenant may request reasonable changes in Plans following initial approval thereof by Tenant as provided in Article B-1; the plans prepared by Tenant are consistent with the Preliminary Plans and if Tenant requests a change to vary the plans so that they are inconsistent with the Preliminary Plans, Tenant shall, for the purposes of this Paragraph, be deemed to have requested a change following initial approval, provided, however, that (a) no such request shall affect any structural chance in the Building or otherwise render the Premises or Building in violation of applicable law; (b) Tenant shall pay any additional cost required to implement such change, including, without limitation, loss of rents, architecture fees, increase in construction costs and other charges payable hereunder caused by delay, and Tenant shall pay Landlord for said costs either within five (5) days after written notice from Landlord (provided that such written notice from Landlord shall not be given until after said costs shall have been incurred, except in the case of loss of rents, which shall be payable upon the Commencement Date) or by entering into an amendment to this Lease which provides for a proportionate increase in Fixed Rent, the method of payment to be at the option of Landlord; and (c) such requests shall constitute an agreement by Tenant to any delay in completion caused by implementing such change, provided that at the time Landlord agrees to implement any such change it shall give Tenant prompt notice of its estimate of the additional construction time which may be required due to such change and Tenant shall have approved such estimate of such additional construction time. Landlord shall keep Tenant reasonably apprised of any additional delay actually encountered as a result of such change. Landlord shall not in any event stop or interrupt work while reviewing or processing Tenant requests for changes or while waiting for Tenant to approve changes or to approve estimates of additional construction time incident thereto.

         B-5.     Completion and Delivery.

         Landlord shall give Tenant at least sixty (60) days prior notice (the "Landlord Occupancy Notice") of the date (the "Anticipated Occupancy Date") that the Premises are anticipated to be Ready for Occupancy (as hereinafter defined). If the Premises are not Ready for Occupancy on the Anticipated Occupancy Date, then Landlord shall give Tenant at least seven (7) days prior notice (the "Landlord's Seven Day Notice") of the date (the "Revised Anticipated Occupancy Date") that the Premises are anticipated to be Ready for Occupancy, and the Commencement Date shall not be deemed to occur earlier than the expiration of such seven (7) day notice period. The Premises shall be ready for occupancy ("Ready for Occupancy") when construction of the Improvements is substantially completed in accordance with the Final Plans, the building systems are in good working order, the Landlord shall have obtained a temporary certificate of occupancy for the Building or equivalent governmental notification to the effect that the Building may then be lawfully occupied by Tenant and Landlord has given the architect's certificate as provided for below. Landlord shall provide Tenant with the Landlord Occupancy Notice at, or prior to, the date the Premises shall be Ready for Occupancy. It is acknowledged that the Commencement Date shall in no event occur prior to the later to occur of (a) the Anticipated Occupancy Date or (b) in the event Landlord shall give Landlord's Seven Day Notice, the Revised Anticipated Occupancy Date, except upon Tenant's prior written consent. Landlord shall cause Landlord's architect (which shall be an independent licensed architect) to execute, and to deliver in duplicate to Tenant, a written statement in the form of Exhibit G attached hereto. If Tenant shall give Landlord a notice which disputes (i) that the Premises are Ready for Occupancy on the date (the "Landlord's Designated Occupancy Date") so indicated by Landlord or (ii) that the Improvements have been constructed in accordance with applicable laws, codes and regulations (including zoning codes and ordinances), and restrictive covenants, if any, then Tenant may elect not to occupy the Premises and shall not be obligated to pay any Rent hereunder until such time as the conditions contained in the immediately preceding clauses (i) and (ii) shall have occurred, provided that in the event that it shall be determined by a court of competent jurisdiction that the conditions contained in the immediately preceding clause (i) or (ii) shall have occurred on a date prior to the date when Tenant shall take occupancy, then Tenant shall on demand pay to Landlord all Rent which would have been payable during any such period plus interest at the rate of one percent (1%) over the base rate in effect, from time to time, at The Chase Manhattan Bank, N.A. Landlord shall diligently complete any items of work not completed when the Premises are Ready for Occupancy. Landlord shall provide Tenant with a complete set of "as built" drawings for the Building. Within ninety (90) days following completion of the Improvements, Landlord shall transfer and assign to Tenant on a non-exclusive basis all construction warranties and warranties relating to any equipment or other items included within the improvements for which Tenant is responsible for maintenance and repair hereunder.

         Immediately prior to the time when Landlord deems the Premises Ready for Occupancy, Landlord, Tenant and Landlord's architect shall conduct an inspection of the Premises. Tenant and Landlord shall agree on a list of items that remain to be completed, and Landlord shall use all reasonable efforts to complete such "punch list items" before Tenant takes possession of the Premises. If, despite such efforts, Landlord is unable to complete such items before Tenant takes possession, then Landlord shall complete such punch list items as soon as reasonably possible after Tenant takes possession.

         In the event of any delay solely attributable to the Tenant and not attributable to any Force Majeure Event or any other event which extends the Scheduled Commencement Date beyond the time specified herein, then Tenant agrees to pay to Landlord on demand a portion of the amount of the Fixed Rent and Additional Rent which would have been due Landlord had there been no such delay in the Scheduled Commencement Date which portion of Fixed Rent and Additional Rent shall be computed on the basis of each day of delay. However, it is understood and agreed that Landlord shall provide prompt written notice to Tenant at the time of the occurrence of any such delay so that Tenant may minimize or reduce the effect of any delay.

         B-6.     Early Entry.

         After Tenant shall have received the Landlord Occupancy Notice, and provided Tenant shall have given Landlord at least two (2) weeks prior notice, Tenant may no earlier than thirty (30) days prior to the Anticipated Occupancy Date, at Tenant's sole risk, enter the Premises and install trade fixtures, and office equipment and other equipment in the Building; provided, however, that
(a) Tenant's early entry shall not during the period of such entry interfere with construction of the Building or cause labor difficulties; (b) Tenant shall execute an indemnity agreement for the purpose of indemnifying Landlord from any loss, damage or injuries (including death) caused by Tenant and its contractors and employees entering upon such Premises for such purposes, which agreement shall be in form and substance reasonably satisfactory to Landlord; (c) Tenant shall pay for and provide evidence of insurance reasonably satisfactory to Landlord; and (d) Tenant shall pay utility charges reasonably allocated by Landlord to Tenant for Tenant's use thereof. Tenant shall not use the Premises for storage of inventory or otherwise do business without the express prior written consent of Landlord (such consent not to be unreasonably withheld).

         B-7.     Construction Representative and Inspection.

         In connection with the original construction of the Building, each party shall be bound by the acts of its Construction Representative. A party may change its Construction Representative by giving written notice to the other party. Tenant, upon the giving of reasonable notice, shall have an opportunity to inspect, from time to time, the construction of the Building.

                                     C. TERM

         C-1      COMMENCEMENT DATE.

         The Term shall commence on the earliest of the following dates ("Commencement Date"):

         1. The date on or after December 1, 1988 when the Premises are Ready for Occupancy (but in any event not earlier than the later to occur of (i) the Anticipated Occupancy Date or, (ii) in the event Landlord shall give Landlord's Seven Day Notice, the Revised Anticipated Occupancy Date); or

         2. The date when Tenant occupies the Premises (but not including the period of time Tenant occupies the Premises for installing fixturing and office and other equipment as referenced in Article B-6 hereof).

         C-2      EXTENSION OPTIONS.

         Tenant shall have the right to extend the Term upon all of the provisions contained in this Lease for four (4) successive periods of five (5) years each ("Extended Term(s)"), provided that Tenant is not in default either at the time an option in respect thereto is exercised or at the time each Extended Term begins, and that the maximum length of the Term as extended shall not exceed twenty-five (25) years. In order for Tenant to exercise its option for each successive five-year period, Tenant shall give Landlord written notice of the exercise of such option ("Option Notice") not less than twelve (12) months before the expiration of the initial Term. In order to exercise its option for any subsequent option period, Tenant shall have given Landlord its option Notice not less than six (6) months prior to the commencement of such Extended Term and Tenant shall have already exercised its option for any prior Extended Terms.

         Tenant shall have no right to extend the Term or Extended Term beyond the twenty year extension period. The word "Term" as used in this Lease includes the initial Term and Extension Term(s) where the context so requires.

         C-3      OPTION RENT PERIODS.

         a. FIRST OPTION RENT PERIOD. During the First Option Rent period (I.E., Lease Years six through ten, inclusively), Tenant shall pay annual Fixed Rent in an amount equal to 117% of the annual Fixed Rent in effect during the First Rent Period.

         b. SECOND OPTION RENT PERIOD. Tenant shall pay an increased annual Fixed Rent during the Second Option Rent Period (I.E., Lease Years eleven through fifteen, inclusively) in an amount equal to the product of the annual Fixed Rent in effect during the First Option Rent Period and a fraction, the denominator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the First Option Rent Period and the numerator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Second Option Rent Period; provided, however, that the annual Fixed Rent in effect during the Second Option Rent Period shall not be less than 110% of the annual Fixed Rent in effect during the First Option Rent Period and that the annual Fixed Rent for the Second Option Rent Period shall not be more than 125% of the annual Fixed Rent for the First Option Rent Period. As used herein, the term "Consumer Price Index" shall mean the United States Department of Labor's Bureau of Labor Statistics Consumer Price Index, All Urban Consumers (1967=100), or the successor of the Consumer Price Index, or if the Consumer Price Index is discontinued, then Landlord shall reasonably select such other governmental index or computation which replaces such index which shall be used in order to obtain substantially the same result as would be obtained if the Consumer Price Index had not been discontinued.

         c. THIRD OPTION RENT PERIOD. Tenant shall pay increased annual Fixed Rent during the Third Option Rent Period (I.E., Lease Years sixteen through twenty, inclusively) in an amount equal to the product of the annual Fixed Rent in effect during the Second Option Rent Period and a fraction, the denominator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Second Option Rent Period and the numerator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Third Option Rent Period; provided, however, that the annual Fixed Rent in effect during the Third Option Rent Period shall not be less than 110% of the annual Fixed Rent in effect during the Second Option Period and shall not be more than 125% of the annual Fixed Rent for the Second Option Rent Period.

         d. FOURTH OPTION RENT PERIOD. Tenant shall pay an increased annual Fixed Rent during the Fourth Option Rent Period (I.E., Lease Years twenty-one through twenty-five, inclusively) in an amount equal to the product of the annual Fixed Rent in effect during the Third Option Rent Period and a fraction, the denominator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Third Option Rent Period and the numerator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Fourth Option Rent Period; provided, however, that the annual Fixed Rent in effect during the Fourth Option Rent Period shall not be less than 110% of the annual Fixed Rent in effect during the Third Option Rent Period and that the annual Fixed Rent for the Fourth Option Rent Period shall not be more than 125% of the annual Fixed Rent for the Third Option Rent Period.

                                     D. RENT

         D-1.     Fixed Rent.

         Tenant shall pay Landlord the annual Fixed Rent designated for the various periods set forth in Article D-2 in advance and in monthly installments upon the first day of each calendar month of the Term at Landlord's Address, or at such other place designated by Landlord, without prior demand and without deduction or setoff. If the Term commences or ends on a day other than the first day of a calendar month, Tenant shall pay on the Commencement Date or first day of the last calendar month a pro rata portion of the Fixed Rent computed on a per diem basis with respect to the portion of the fractional calendar month included in the Term.

         D-2.     Fixed Rent Periods.

         (a) FIRST RENT PERIOD. During the First Rent Period, Tenant shall pay Fixed Rent in an amount equal to the Initial Fixed Rent, but subject to adjustment for the matters described on Exhibit D hereto, which Fixed Rent as so reduced is herein referred to as the "annual Fixed Rent in effect for the First Rent Period.".

         (b) SECOND RENT PERIOD. Tenant shall pay an increased annual Fixed Rent during the Second Rent Period in an amount equal to the product of the annual Fixed Rent in effect during the First Rent Period and a fraction (which when converted to a percentage in no event shall exceed the CPI Maximum Percentage), the denominator of which is the Consumer Price Index in effect for the calendar month immediately preceding the Commencement Date and the numerator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Second Rent Period; provided, however, that the annual Fixed Rent in effect during the Second Rent Period shall not be less than the annual Fixed Rent in effect during the First Rent Period.

         (c) THIRD RENT PERIOD. Tenant shall pay an increased annual Fixed Rent during the Third Rent Period in an amount equal to the product of the annual Fixed Rent in effect during the Second Rent Period and a fraction (which when converted to a percentage in no event shall exceed the CPI Maximum Percentage), the denominator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Second Rent Period and the numerator of which is the Consumer Price Index in effect for the calendar month immediately preceding the commencement of the Third Rent Period; provided, however, that the annual Fixed Rent in effect during the Third Rent Period shall not be less than the annual Fixed Rent in effect during the Second Rent Period.

         D-3.     Additional Rent.

         All monies required to be paid by Tenant hereunder including, without limitation, payments for Real Property Taxes and Operating Expenses, shall be considered additional rent ("Additional Rent"). Tenant shall pay the sums constituting Additional Rent to the third parties to whom it is due prior to delinquency, and if Tenant fails so to make such payment, any delinquent payment shall be payable to Landlord within fifteen (15) days after written notice from Landlord. "Rent" shall mean Fixed Rent and Additional Rent.

         D-4.     Interest

         If any installment of Rent is not paid promptly when due (except as otherwise provided in Article B-5), such amount shall bear interest ("Interest") at the rate 4% over the annual base rate in effect from time to time at The Chase Manhattan Bank, N.A. from the date on which said payment shall be due until the date on which Landlord shall receive said payment regardless of whether or not a notice of default or notice of termination has been given by Landlord. This provision shall not relieve Tenant of Tenant's obligation to pay Rent at the time and in the manner herein specified.

                             E. REAL PROPERTY TAXES

         E-1.     Tenant's Obligations.

         Prior to delinquency, Tenant shall pay to the taxing authority all real estate taxes and other taxes relating to the Premises, assessments, governmental charges, fees and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services or benefits (collectively "Real Property Taxes") and all other fees or taxes which may be levied in lieu of any of the above, which are assessed, levied, confirmed, imposed or become a lien upon the Premises after the Lease Term Commencement (I.E., the Tenant is not responsible for any Real Estate Taxes accrued prior to the Commencement Date), or become payable during the Term; provided, however, that:

         a. During the first and last year of the Term, any Real Property Taxes shall be prorated between Landlord and Tenant so Tenant shall pay that proportion which the part of such period within the Term bears to the entire period; and

         b. Any sum payable by Tenant, which would not otherwise be due until after the date of the termination of this Lease, shall be paid by Tenant to Landlord upon such termination.

         c. Tenant shall promptly provide Landlord copies of receipts for payment of all such taxes and assessments.

         E-2.     Limitation.

         Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession or transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord; provided, however, that if under the laws of the United States Government or the state in which the Premises are located, or any political subdivision thereof, a tax or excise on rent, or any other tax however described, is levied or assessed by any such political body against Landlord on account of Rent (provided such levy or assessment is in the nature of a substituted real estate tax), Tenant shall pay such tax or excise on Rent.

         E-3.     Personal Property Taxes.

         Prior to delinquency, Tenant shall pay to the appropriate taxing authority all taxes and assessments levied upon trade fixtures, inventories and other personal property located on the Premises and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments.

         E-4.     Landlord's Right.

         If any Real Estate Taxes are not paid as required hereinabove, then at its sole option, Landlord may, after giving notice to Tenant, but shall not be required to, pay the same and shall be entitled to repayment by Tenant as Additional Rent.

                                  F. INSURANCE.

         F-1.     Tenant's Insurance.

         Tenant shall, at Tenant's sole expense, maintain in full force and effect, the following insurance ("Tenant's Insurance") in form and substance and with insurers reasonably acceptable to Landlord and the mortgagees of Landlord:

         a. All Risk Insurance. All Risk of Physical Loss insurance with extended coverage endorsement attached, including vandalism and malicious mischief coverage, and any other endorsements reasonably or typically required by the holder of any fee or leasehold mortgage in an amount equal to one hundred percent (100%) of the full replacement value of the Building at the time of loss, which shall include replacement value of the Building at the time of loss, and which shall include replacement cost new, debris removal and demolition thereof (in the event that following a casualty, proceeds from casualty insurance are available after completion of restoration of the Building, then such excess proceeds may be applied with respect to damage to fixtures and other personal property owned by Tenant to the extent that insurance coverage with respect to such damage to fixtures and other personal property is otherwise inadequate).

         b. Property Insurance. Property insurance including fire, extended coverage, vandalism, malicious mischief and all risks coverage upon property of every description and kind owned by Tenant and located in the Building or installed by or on behalf of Tenant including, without limitation, furniture, fittings, equipment installations, fixtures and any other personal property owned by Tenant, in an amount not less than one hundred percent (100%) of the full replacement cost thereof.

         c. Liability Insurance. A policy of Comprehensive General Liability Insurance coverage to include personal injury, bodily injury, property damage, premises/operations, owner's protective coverage, contractual liability, products and completed operations liability in limits not less than Five Million and 00/100 Dollars ($5,000,000.00) inclusive. Such policy shall name Landlord and Landlord's mortgagees as additional insureds, shall be primary as respects any claims, losses or liabilities arising out of the use of the Premises by the Tenant or by Tenant's operation, and any insurance carried by Landlord shall be excess and noncontributing.

         d. Rental Abatement Insurance. Rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of the Rent payable by Tenant during one (1) year next ensuing, as reasonably determined by Landlord.

         e. Earthquake and Flood Insurance. At Landlord's written request, a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under such earthquake/volcanic and flood and/or surface water insurance, in an amount at least equal to the amount of Rent payable by Tenant during the one (1) year next ensuing, as reasonably determined by Landlord.

         f. Sprinkler leakage insurance, boiler and machinery insurance covering boilers, pressure vessels, air tanks, machinery, pressure piping, pipes carrying steam or water, heating and air conditioning equipment or similar apparatus to the extent that same are contained in any part of the Premises in so-called "broad form" coverage.

         g. Workers Compensation Insurance in full compliance with the applicable legal requirements with respect to all employees and agents engaged by or on behalf of Tenant, and covering all construction, repairs, alterations or other work conducted by or on behalf of Tenant.

         h. Other Insurance. From and after the first anniversary of the Commencement Date and upon 60 days' notice from Landlord, such other form or forms of insurance as the mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

         F-2.     Insurance Certificates.

         Tenant shall furnish to Landlord on the Commencement Date, and thereafter within thirty (30) days prior to the expiration of each such policy, certificates of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto. Each certificate shall expressly provide that such policies shall not be cancellable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days prior written notice to the parties named as insureds in this Article F-2. Landlord, Landlord's successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor and the holder of any fee or leasehold mortgage, shall be named as named insureds under each policy of insurance maintained by Tenant.

         F-3.     Tenant's Failure.

         If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and costs resulting from said failure. Nothing herein shall be a waiver of any of Landlord's rights and remedies under any other article of this Lease or at law or equity.

         F-4.     Waiver of Subrogation.

         All policies of property and liability insurance which either party obtains in connection with the Premises shall include a clause or endorsement denying the insured any rights of subrogation against the other party. Each party waives any rights of recovery against the other for injury or loss due to hazards covered by insurance to the extent of the proceeds recovered therefrom.

         F-5.     Indemnification of Landlord.

         Tenant shall defend (with counsel reasonably satisfactory to Landlord), indemnify and hold Landlord and the Premises harmless from and against (a) all liabilities, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments in connection with any injury to persons or damage to property as a result of any accident or other occurrence occasioned by any negligence of Tenant, Tenant's officers, employees, agents, servants, subtenants, concessionaires, contractors, or visitors, or arising from the use, maintenance, occupation or operation of the Premises; and (b) all legal costs and charges (except for costs and charges which duplicate Tenant's costs and charges of legal defense which are provided in this Article F-5; it being understood that Landlord shall be permitted, at Landlord's sole expense, to participate in any such defense and Tenant shall cause its counsel to reasonably cooperate with any counsel selected by Landlord so to participate in such defense), including actual attorneys' fees, in connection with such matters and the defense of any action arising out of the same or in discharging the Premises from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any negligence of Tenant; provided, however, that Tenant shall not indemnify Landlord for any injury or damage arising as the result of Landlord's willful misconduct.

         F-6.     Prohibited Uses.

         Tenant shall only use the Premises for the following activities: general office uses; warehousing; distribution of aircraft materials, parts and supplies; repair, cleaning, painting and fabricating aircraft parts and components; construction of crates, boxes, forms and other materials used in the shipment of materials, parts and supplies ("Permitted Uses"). In the event that the Tenant intends to use the Premises for any use other than a Permitted Use, it shall so notify Landlord and the Landlord shall have a period of six (6) weeks to determine whether such use would have a material adverse effect on the Landlord's ownership of the Premises, including, without limitation, on the mortgage financing for the Premises. If the Landlord reasonably determines that the proposed use would have such a material adverse effect, the Tenant shall not use the Premises for such purposes and shall continue to engage only in Permitted Uses at the property.

         Tenant shall not keep or use in or upon the Premises any article which may be prohibited by any insurance policy of Tenant in force from time to time covering the Premises. In the event Tenant changes its uses (from the Permitted
Uses), whether or not Landlord has consented to the same, and such change results in any increase in premiums for any insurance carried from time to time by Tenant with respect to the Premises, Tenant shall promptly notify Landlord of the same. If Landlord reasonably believes any such change shall pose a material threat (i) to life or safety, and (ii) would materially decrease useful life of any material component of the Premises, then Tenant shall take necessary steps to eliminate the need for the increase in premiums. In any event, Tenant shall pay any such increase in premiums when due. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any Tenant's Insurance now or hereafter in effect relating to the Premises.

         If any carrier of any Tenant's Insurance shall cancel, or give notice of its intent to do so, as a result of the use or occupation of the Premises by Tenant or its assignees or subtenants and, if Tenant fails to remedy the condition giving rise to such action within five (5) days after notice thereof (provided, however, that if a remedy will take more than five days, then so long as Tenant promptly undertakes and diligently pursues a remedy, Tenant shall have such additional time as necessary), Landlord shall have the option to either terminate this Lease or to enter upon the Premises and attempt to remedy such condition. Notwithstanding the foregoing provisions of this Article F-6, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligations hereunder and Landlord shall have no obligations to attempt to remedy such default.

         F-7      Deductible Amounts.

         To the extent that any of the policies of insurance referenced in Article F-1 hereof provide for a deductible amount, such deductible amount shall not be greater than thirty-five thousand dollars ($35,000), for all risks other than earthquake and flood risks (as to earthquake and flood risks the deductible shall not be greater than $60,000), which deductible amounts are subject to adjustment on account of changes in the Consumer Price Index on the same basis as described in Article C-3 hereof, MUTATIS MUTANDIS.

         G.       REPAIRS AND MAINTENANCE; OPERATING EXPENSES

         G-1.     Tenant Repairs and Maintenance; Operating Expenses.

         Except as may otherwise be expressly provided in this Lease, Tenant shall, at Tenant's sole expense, keep and maintain the Premises, including without limitation, the floors, roof, walls, landscaping, parking areas, interior plumbing, electrical wiring, fixtures and equipment in good repair subject to reasonable wear and tear (provided that each of the same shall at all times remain in good operating order) and in a clean and safe condition, and repair and/or replace any and all of the foregoing in a good and workmanlike manner as needed, and timely pay all expenses (collectively, "Operating Expenses") with respect to (a) any and all of the foregoing, (b) compliance with legal requirements in accordance with Article J-1 and with any restrictions relating to the Premises and (c) occupancy of the Premises (except to the extent Landlord shall have any express obligation under this Lease; provided, however, that casualties covered by insurance coverage shall be excepted to the extent of proceeds received, and provided further that in the event of any damage to the Premises that is caused by gross negligence or willful misconduct of Landlord, then such repairs shall be at Landlord's sole expense, payable to Tenant (and provided further that to the extent any such damage is caused by Landlord's negligence, then to the extent that there is Tenant Insurance payable in respect thereof, Landlord shall be responsible for paying the amount of any deductible equal to the lesser of the amount required under the applicable insurance or under this Lease). Tenant shall, at Tenant's sole expense, immediately replace all broken glass in the Building with glass equal to the specification and quality of the original glass. Tenant shall, at Tenant's sole expense, regularly perform preventive maintenance (not less frequently than annually), in respect of all hot water, heating and air conditioning systems and equipment in the Building. Tenant shall, at Tenant's sole expense, repair any area damaged by Tenant, Tenant's agents, employees and visitors, provided that Tenant obtains Landlord's prior approval with respect to the method and quality of such repair.

         Tenant shall cause either its maintenance staff or a qualified roofing contractor to inspect the roof of the Building at regular intervals consistent with good management.

         G-2.     Landlord Repairs and Maintenance.

         Landlord shall, at Landlord's expense, after written notice from Tenant, repair in a prompt and diligent manner any damage to structural portions of the bearing walls of the Building; provided, however, that if such damage is caused by negligence of Tenant, then such repairs shall be at Tenant's sole expense, payable to Landlord. There shall be no abatement of Rent during the performance of such work. Except as otherwise provided herein Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Building, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord. Tenant waives any right to repair at the expense of Landlord under any Regulation, as hereinafter defined, now or hereafter in effect.

         G-3.     Inspection of Premises.

         Landlord may enter the Premises at reasonable times after first giving reasonable notice to Tenant of its intention to do so. In case of an emergency, Landlord, without advance notice, may contact the designated representative of Tenant (who initially shall be R. D. Walter; and Tenant may only change such designated representative by giving Landlord written notice of such change), and such designated representative shall forthwith provide Tenant with entry to the Building. Such designated representative shall have unrestricted access to a key to the Building on a 24-hour basis. The designated representative shall then provide Landlord entry to the Building (but not any confidential or secret portions of Tenant's operations, except that the exclusion provided for in this parenthetical phrase shall not apply to any substantial structural portion of, or any of the HVAC, plumbing, electrical or other building systems contained in the Premises so long as Landlord's representative is accompanied by a representative of Tenant) in order to inspect the same, to inspect the performance by Tenant of the terms and conditions hereof, to show the Premises to prospective purchasers, tenants and lenders. There shall be no abatement of Rent for any such entry of the Premises.

         G-4.     Liens.

         Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the Premises (except for work performed at the request of Landlord, in connection with its obligations hereunder) and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Landlord shall have the right to post on the Premises, or in the immediate vicinity thereof, notices of nonresponsibility for any construction, alteration or repair by Tenant on the Premises as provided for in Articles G-1 and H. If any such lien is filed, Landlord may, but shall not be required to, take such action as may be necessary to remove such lien, and Tenant shall pay Landlord such amounts expended by Landlord together with Interest thereon from the date of expenditure.

         G-5.     Net Lease.

         This is an absolutely net lease such that, subject to Landlord's express obligations as provided for herein and other applicable provisions of this Lease, Tenant's obligations hereunder include, without limitation, payment of all costs and expenses incident to maintenance and repair of the Premises, including without limitation, all Operating Expenses, and performance of all reasonable and necessary obligations in connection therewith.

                                 H. ALTERATIONS

         Tenant, at Tenant's sole expense, may install necessary trade fixtures, equipment and furniture in the Building, provided that such items are installed and are removable without structural damage to the Building. Said trade fixtures, equipment and furniture shall remain Tenant's property and shall be removed by Tenant prior to expiration of the Term or earlier termination of this Lease. Upon Landlord's prior written approval (which approval shall not be unreasonably withheld) Tenant may make structural alterations, and may also install temporary improvements, in each case to the interior of the Building, provided that such temporary improvements are installed and are removable without structural damage to the Building. If a Notice of Completion is required for such work, Tenant shall file it and provide Landlord with a copy. Tenant shall, at Tenant's cost, provide Landlord with a set of "as-built" drawings for any work which Tenant undertakes. Such temporary improvements shall remain Tenant's property and shall be removed by Tenant on expiration of the Term or earlier termination of this Lease. Any work undertaken by Tenant pursuant to this Article H shall (i) after the commencement thereof, be prosecuted to completion with reasonable diligence, (ii) be performed in a good and workmanlike manner, (iii) be performed in compliance with all applicable laws, codes and regulations, including zoning codes and ordinances (and Tenant shall obtain all necessary building permits, certificates of occupancy and other legal requirements with respect thereto), (iv) in the case where plans and specifications are customarily prepared in connection with performing such work, Tenant shall (a) cause either a licensed architect or an employee of Tenant who shall be a licensed professional engineer (in Kansas) to prepare plans and specifications therefor and shall deliver a copy thereof to Landlord and (b) cause such work to be performed in accordance with said plans and specifications and (c) at completion cause an "as-built" set of such plans and specifications to be delivered promptly to Landlord and (v) in the event Tenant shall employ an architect in connection with such work, Tenant shall cause such architect to deliver to Landlord a certificate in the form of Exhibit G, attached hereto at the time of the substantial completion of such work. Tenant shall assume the risk of damage to any of Tenant's fixtures provided that if the insurance maintained by Tenant hereunder insures against loss to such fixtures, then to the extent proceeds from the insurance called for in Section F-lb are not otherwise applied to repair the Premises proceeds from such insurance shall be used to repair or replace such fixtures. Tenant shall repair, at Tenant's sole expense, all damage to the Premises and/or Building caused by the installation or removal of trade fixtures, equipment, furniture or temporary improvements. If Tenant fails to remove the foregoing items on termination of this Lease, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense.

                           I. UTILITIES AND EASEMENTS

         I-1.     Utilities.

         Tenant shall promptly pay all charges for sewer, heat, water, gas, electricity and any other utilities used or consumed on the Premises. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for rental abatement.

         I-2.     Easements.

         Landlord may grant easements on the Lot and dedicate for public use portions of the Lot with Tenant's prior written consent, which consent shall not be unreasonably withheld; provided that no such grant or dedication shall substantially interfere with Tenant's use of the Premises. Upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plans necessary to effectuate Tenant's covenants hereunder.



                               J. USE OF PREMISES

         J-1.     General.

         The Premises shall be used for the Permitted Uses, consistent with the Declaration of Covenants, Conditions and Restrictions and any supplement thereto and with any covenants, conditions and restrictions applicable to the Premises. Prior to the Commencement Date, Landlord shall have delivered the certification from the Architect referred to in Article B-5. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry, subject to the Regulations (as hereinafter defined). Tenant shall, at Tenant's sole expense, comply with all applicable restrictive covenants (if any) and with all applicable municipal, county, state and federal statutes, laws and ordinances, including zoning ordinances and regulations governing and relating to the use, occupancy and possession of the Premises (collectively "Regulations") in force as of the time Tenant commences occupancy or which may thereafter be in force relating to the Premises and the use of the Premises, and Tenant shall secure any permits therefor. Furthermore, Tenant agrees, by Tenant's entry, that Tenant has conducted an investigation of the Premises and the acceptability of the Premises for Tenant's use, to the extent that such investigation might affect or influence Tenant's execution of this Lease. Except as may be specifically set forth herein, Tenant acknowledges that Landlord has made no representations or warranties in connection with the physical condition of the Premises or Tenant's use of the same upon which Tenant has relied directly or indirectly for any purpose. Tenant shall not commit waste, overload the floors or structure of the Building, or take any action that would materially impair parking.

         J-2.     Signs.

         Tenant shall have the right to install, replace or move signs at the Premises without Landlord's prior consent, provided that any sign so installed, replaced or moved, shall be in compliance with all applicable zoning laws and regulations and all covenants, conditions, restrictions and declarations applicable to the Premises. If Landlord installs a sign for Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord within five (5) days of demand by Landlord. Tenant shall remove any sign upon termination of this Lease and shall return the Premises to their condition prior to the placement of said sign.

         J-3.     Parking Access.

         Landlord shall not be liable to Tenant nor shall this Lease by affected if any parking is impaired by moratorium, initiative, referendum or Regulation. Any monetary obligations imposed by governmental authorities or otherwise relative to parking rights with respect to the Premises shall be considered as Real Property Taxes and shall be paid by Tenant under Article E.

         J-4.     Environmental Regulations.

         Although Tenant may cause certain hazardous wastes, toxic substances or related materials (collectively "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively "Hazardous Materials Activities"), Tenant agrees that it shall at its sole cost and expense comply with all applicable Regulations and use all necessary and appropriate precautions and take any and all clean up costs or other remedial actions required by all applicable Regulations or any Federal, State or local authorities, whether or not enforced by such Federal, State and local authorities. Landlord shall not be liable to Tenant or any federal, state and local authorities or third parties for any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees or invitees. Tenant shall at its sole cost and expense indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord, each of its mortgagees (holding a mortgage encumbering all or any portion of the Premises) and each of its respective partners, officers and employees harmless from and against any and all losses, claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, costs, liabilities and other expenses of any nature whatsoever, as and when incurred, to any federal, state and local authorities, any third party or otherwise arising out of Tenant's Hazardous Materials Activities on, under or about the Premises. Landlord shall not be liable to Tenant regardless of whether or not Landlord has approved Tenant's Hazardous Materials Activities. For the purposes of this Article J-4, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9061 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1802; and Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq.; and those substances defined as "hazardous wastes" in applicable state and local laws and in the regulations adopted and publications promulgated pursuant to said laws or any substance defined as a hazardous or toxic substance under applicable state or local law.

                            K. DAMAGE AND DESTRUCTION

         K-1.     Reconstruction.

         If the Improvements are damaged or destroyed, Landlord shall, except as hereinafter provided, diligently repair or rebuild the Improvements in a good and workmanlike manner to substantially the condition in which the Improvements existed immediately prior to such damage or destruction, provided that insurance is available to pay one hundred percent (100%) or more of the cost of such restoration, excluding the deductible amount (which deductible amount shall be payable by Tenant to Landlord unless the applicable damage is caused by the negligence of Landlord), and provided further that in the event such damage or destruction occurs during the last year of the Term or the last year of any Extended Term (except for the last year of the last Extended Term) then Landlord shall not be obligated to repair or rebuild the Improvements unless Tenant shall exercise its option with respect to the subsequent Extended Term (if such damage or destruction occurs during the last year of the last Extended Term, then Landlord shall not be obligated to repair or rebuild). In the event damage to the Improvements is estimated in good faith by Landlord to be less than the deductible amount under any applicable insurance policy, then Tenant shall repair any damage to the portion of the Improvements provided that Landlord shall pay for the cost of any damage to the portions of the Improvements which are referred to in Article G-2 hereof (and provided further that to the extent any such damage is caused by Landlord's negligence, then to the extent that there is Tenant Insurance payable in respect thereof, Landlord shall be responsible for paying the amount of any deductible equal to the lesser of the amount required under the applicable insurance or under the Lease). Landlord shall not be obligated to repair any improvements made or paid for by Tenant unless such improvements are covered by insurance policies of Tenant in force or unless Tenant pay for the same.

         K-2.     Rent Abatement.

         Rent shall be abated proportionately, but only to the extent of any proceeds received by Landlord from rental abatement insurance described in Article F-1, during any period when, by reason of such damage or destruction, Landlord reasonably determines that there is substantial interference with Tenant's use of the Building, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Building. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. If Landlord reasonably determines that continuation of business is not practical pending reconstruction, Fixed Rent shall abate to the extent of proceeds from rental abatement insurance until reconstruction is substantially completed or until business is totally or partially resumed, whichever occurs earlier.

         K-3.     Option to Terminate.

         If the Improvements are damaged or destroyed to the extent that Landlord reasonably determines that the Improvements cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty
(180) days after the date of the damage or destruction, the sole right of both Landlord and Tenant shall be the option to terminate this Lease. Landlord's determination with respect to the extent of damage or destruction shall be conclusive on Tenant. Landlord shall notify Tenant of Landlord's determination, in writing, within thirty (30) days after the date of the damage or destruction. If Landlord determines that the Building can be fully repaired or restored within the one hundred eighty (180) day period, or if Landlord determines that such repair or restoration cannot be made within said period but neither party elects to terminate within thirty (30) days from the date of the giving of notice of said determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible.

         K-4.     Uninsured Casualty.

         In the event the Building is damaged or destroyed and is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Article F-1, (i) Landlord can elect to reconstruct the Building, at Landlord's expense (provided that (a) rent abatement insurance proceeds shall be in an amount sufficient to cover the fixed rent obligations of Tenant for the entire period of reconstruction, except up to five (5) business days occurring during such period or (b) Tenant shall give Landlord its consent to effect such reconstruction, in the event the rent abatement insurance proceeds are not sufficient to satisfy the conditions in the immediately succeeding clause (ii)), (ii) Tenant can require Landlord to effect any reconstruction of the Building, provided it pays to Landlord, or posts security reasonably satisfactory to Landlord, in an amount sufficient to cover the cost of reconstruction in Landlord's reasonable judgment or (iii) in the event Landlord is not obligated to effect reconstruction of the Building, in accordance with the provisions of the immediately preceding clauses (i) and (ii) Landlord or Tenant may terminate this Lease by written notice to the other given within thirty (30) days after the date of notice to Landlord that said damage or destruction is not so covered, provided that upon such termination Tenant shall be obligated to pay Landlord an amount sufficient to prepay all of the outstanding loan indebtedness evidenced by the mortgage from Landlord, then encumbering Landlord's interest in all or any part of the Premises. If neither party hereto elects to terminate this Lease in accordance with the foregoing, the Lease shall remain in full force and effect, and the Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in Article K-1 .

         K-5.     Waiver.

         With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article K, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law (excluding any law pertaining to Tenant's exercise of any rights or remedies at law or equity as a result of breach by Landlord of any of its obligations under this Article K) to tenants.

                                L. EMINENT DOMAIN

         L-1.     Total Condemnation.

         If all of the Building is condemned by eminent domain, inversely condemned or sold in lieu of condemnation (which sale by Landlord shall not be agreed to without Tenant's prior written consent) for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted to the date of termination. Landlord shall notify Tenant as soon as possible of any such occurrence.

         L-2.     Partial Condemnation.

         In the event of a partial condemnation which either (a) renders 25% of the storage portion of the Building unusable or (b) renders 35% of the offices portion of the Building unusable or (c) renders unusable a portion of the production portion of the Building such that the Tenant is unable to produce its products at a level which is at least 85% of the level achieved in the year prior to such condemnation, or (d) renders unusable a portion of the parking, loading, unloading and access areas of the Improvements such that Tenant is unable to use such areas at a level which is at least 85% of the level achieved in the year prior to such condemnation, then this Lease shall, at the election by Tenant given within forty-five (45) days following notice from Landlord specifying such condemnation, terminate as of the date of title vesting in such proceeding and Rent shall be adjusted to the date of termination. If such partial condemnation does not render the Building unusable for the business of Tenant, Landlord shall promptly restore the Building to the extent of any condemnation proceeds recovered by Landlord (and Landlord shall make good faith efforts to collect such proceeds), less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting the Fixed Rent shall be adjusted, as reasonably determined by Landlord.

         L-3.     Landlord's Award.

         If the Premises are partially Condemned, Landlord shall be entitled to the entire award paid for such partial condemnation, subject to the provisions of Article L-4, and Tenant waives any claim to any part of the award from Landlord or the condemning authority. If the Premises are wholly Condemned, the proceeds of any condemnation award shall be used first to pay off any then existing mortgage encumbering any part of Landlord's interest in the Premises with any residual to be paid to be allocated between Landlord and Tenant as their respective interests appear (provided Tenant's share shall be reduced by any award recovered pursuant to L-4 below).

         L-4.     Tenant's Award.

         Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

         L-5.     Temporary Condemnation.

         In the event of a temporary condemnation of the Premises, as reasonably determined by Landlord, this Lease shall remain in effect and Tenant shall receive any award made for such condemnation. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant by this Lease with respect to the surrender of the Premises, and upon such payment Tenant shall be excused from such obligations.

         If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of occupancy by the condemning authority, the award shall be distributed as provided in Articles L-3 and L-4 and Rent shall be adjusted to the date of such occupancy.

         L-6.     Delivery of Documents.

         From time to time upon Landlord's written request, Tenant shall immediately execute, and deliver to Landlord all instruments required to effectuate the provisions of this Article L.

                                   M. DEFAULT

         If any default by Tenant continues after notice thereof is given to Tenant, in case of Fixed Rent for more than ten (10) calendar days, or in any other case for more than thirty (30) calendar days and such additional time, if any, as is reasonably necessary to cure the default; or if Tenant makes any assignment for the benefit of creditors, commits any act of bankruptcy or files a petition under any bankruptcy or insolvency law; or if such a petition filed against Tenant is not dismissed within ninety (90) calendar days; or if a receiver or similar officer becomes entitled to this leasehold and it is not returned to Tenant within ninety (90) calendar days; or if Tenant's interest in this Lease is taken on execution or other process of law in any action against Tenant, Landlord may immediately or at any time thereafter and without demand or further notice make entry and repossess, and without any liability for so doing, the Premises, without prejudice to any other remedies, and thereupon this Lease shall terminate; and in case of such termination, or termination by legal proceedings for default, Tenant shall indemnify Landlord during the remaining period before this Lease could otherwise expire against all loss or damage suffered by reason of this termination, the loss or damage, if any, for each Lease month to be paid at the end thereof. Nothing herein contained shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

         In the event of any repossession by Landlord without terminating this Lease, Landlord shall use Landlord's reasonable efforts to relet and keep rented the Premises or any part thereof, as agent of Tenant, to any person, firm or corporation, and on such terms as Landlord, in its reasonable judgment, may determine, provided that Landlord shall use reasonable efforts to mitigate damages to Tenant arising from Tenant's continuing liability under this Lease. Landlord may make reasonable repairs, alterations, and/or replacements in or to the Premises to the extent reasonably necessary and advisable for the purposes of reletting the Premises, and the making of such repairs, alterations, additions and/or replacements, shall not operate or be construed to release Tenant from liability hereunder; and Tenant shall upon demand pay the cost thereof, together with Landlord's expense of reletting (including reasonable legal expenses and brokerage commissions). If the rents collected by Landlord upon any such reletting are not sufficient to pay monthly the full amount of the Fixed Rent and Additional Rent and other charges reserved herein, together with such costs and expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand, and until Landlord elects to terminate this Lease (which termination may be effected by Landlord at any time following repossession by Landlord) and if the rent so collected from any such reletting is more than sufficient to pay the full amount of the Fixed Rent and Additional Rent, and Uprating Expenses together with the costs and expenses of Landlord, Landlord shall, at least every twelve (12) months after such eviction, pay one-half of any surplus to Tenant.

         Any and all property which may be removed from the Premises by Landlord shall be handled, removed, stored or otherwise disposed of by Landlord at the risk and expense of Tenant except that Landlord shall handle said property with all reasonable care. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property, so long as the same shall be in Landlord's possession or under Landlord's control. If any property shall remain in the Premises or in the possession of Landlord and shall not be retaken by Tenant within a period of thirty (30) calendar days from and after the time when the Premises are abandoned by Tenant after termination of this Lease, said property shall conclusively be deemed to have been abandoned by Tenant. Tenant shall have the right to claim such property within said thirty (30) calendar day period.

         No remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other remedy herein or by law or equity provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                          N. ASSIGNMENT AND SUBLETTING

         N-1.     Approval.

         Except as expressly permitted by this Article N, Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises, without the prior written consent of Landlord in each instance; provided, however, that Tenant shall have the right to assign or sublet this Lease to any parent, subsidiary or affiliated entity of Tenant. Except as expressly permitted by this Article N, Landlord may withhold Landlord's consent to any assignment or subletting, provided the withholding is not done unreasonably. This Lease may not be assigned by operation of law. Any purported assignment or subletting contrary to the provisions hereof without Landlord's prior written consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

         N-2.     Landlord Options.

         a. Right to Cancel. In connection with any proposed assignment or sublease, for which Landlord's consent is required, and provided Tenant shall deliver to Landlord a written request (the "Cancellation Request"), Landlord shall have an option to cancel and terminate this

Lease if the request is to assign the Lease or to sublet all of the Premises for the remainder of the Term (including all of the remaining Extended Terms); or, if the request is to sublet a portion of the Premises only for the remainder of the Term (including all of the remaining Extended Terms), to cancel and terminate this Lease with respect to such portion. The Cancellation Request shall specify the commencement date of any such proposed assignment or sublease, provided that any such commencement date shall in no event be earlier than one
(1) month following the giving of such Cancellation Request). Landlord may exercise said option in writing within thirty (30) days after Landlord's receipt from Tenant of such request, and in each case such cancellation or termination shall occur as of the date set forth in the Cancellation Request.

         b. Right to Take-Back. In connection with any proposed assignment or sublease, for which Landlord's consent is required, for a period (the "Shorter-than-Term-Period") which is shorter than the duration of the then-applicable Term and all remaining Extended Terms, and provided Tenant shall deliver to Landlord a written request (the "Take-back Request"), Landlord shall have an option to take-back the Lease for the duration of the Shorter-than-Term Period. The Take-back Request shall specify the commencement date of any such assignment of sublease, provided that any such commencement date shall in no event be earlier than one (1) month following the giving of such Take-back Request). Landlord shall exercise said option in writing within thirty (30) days after Landlord's receipt from Tenant of such request, in each case such take-back shall occur as of the date set forth in the Take-back Request.

         c. Cancellation and Take-Back. If Landlord exercises Landlord's option to cancel or take-back this Lease or any portion thereof, Tenant shall surrender possession of the Premises, or the portion thereof which is the subject of the option or (for the duration of the Shorter-than-Term Period in the case of the option to take-back), as the case may be, on the commencement date set forth in such Cancellation Request or Take-back Request, as the case may be. If this Lease is cancelled as to a portion of the Premises only, Rent after the date of cancellation shall be abated on a pro rata basis, as reasonably determined by Landlord.

         d. Noncancellation. If Landlord does not exercise Landlord's option to cancel or take-back this Lease pursuant to the foregoing provisions, Landlord may only withhold Landlord's consent to such assignment or subletting, if any of the following conditions have not been fully satisfied: (i) nothing contained in any such assignment or sublease shall contravene or mitigate any of the obligations of Tenant under this Lease, (ii) prior to the effectiveness of such sublease or assignment, a copy of the same shall have been delivered to Landlord, and (iii) Landlord shall be satisfied with the moral character of the proposed assignee or subtenant.

         N-3.     Bonus Rental.

         If Tenant receives rent or other consideration for any assignment or sublease in excess of the Rent, or in case of the sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, as determined by Landlord, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall be entitled to retain all of such excess rent or consideration for the first five (5) years of the term of any such assignment or subletting and thereafter shall pay Landlord fifty percent (50%) of the difference between each such payment of rent or other consideration and the Rent required hereunder for any period beyond such five (5) year period.

         N-4.     Scope.

         If this Lease is (a) assigned, (b) the underlying beneficial interest of Tenant is transferred or (c) the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of Article N-3; provided that no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

         N-5.     Release.

         Whenever Landlord conveys any interest in the Premises, Landlord shall be automatically released from further performance of the covenants of this Lease, and from all further liabilities, obligations, costs, expenses, demands, causes of action, claims and judgments connected with this Lease (provided that Landlord may not, without Tenant's written consent, convey any such interest to any person or entity until the first anniversary of the Commencement Date, other than a person or entity who (i) controls, is under the common control with or is controlling, Landlord and (ii) shall have directly, or through any general partner or beneficiary, a net worth at least equal to the net worth of Landlord). The effective date of Landlord's release shall be the date the assignee executes an assumption of such assignment. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Article N-5. This Lease and each of the Lease's covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, assignees and legal representatives, subject to the provisions hereof. Any successor or assignee of Tenant who accepts an assignment of this Lease or enters into possession hereunder shall thereby be bound by the covenants and conditions hereof.

         N-6.     Holding Over.

         If Tenant, or any of Tenant's successors or assigns, holds over the Premises or any part thereof after expiration of the Term, unless otherwise agreed to in writing by Landlord, such holding over shall constitute a tenancy from month to month only, at a rent equal to twice the Fixed Rent in effect immediately prior to such holding. This Article N-6 shall not be construed as Landlord's permission for Tenant to hold over.

         N-7.     Waiver.

         Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at Landlord's option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

              O. ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

         O-1.     Estoppel Certificate.

         Within thirty (30) days after request by Landlord, Tenant shall deliver, in recordable form, an estoppel certificate in the form attached hereto as Exhibit E, to any proposed mortgagee, purchaser or Landlord. If requested by Landlord, Tenant shall date such estoppel certificate within ten (10) days of the date of Landlord's request. Tenant's failure to deliver said statement in such time period shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord;
(b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (c) no more than one period's Fixed Rent has been paid in advance. Landlord reserves the right to substitute a different form of estoppel certificate in place of the estoppel certificate attached hereto as Exhibit E.

         O-2.     Attornment.

         Tenant shall, if requested, in the event of (a) a foreclosure proceeding; or (b) the exercise of the power of sale under any mortgage or deed of trust made by Landlord, Landlord's successors or assigns which encumbers the Premises, or any part thereof; attorn to the purchaser upon such foreclosure, sale or grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

         O-3.     Subordination.

         The rights of Tenant hereunder are subject and subordinate to the lien of any mortgage or lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises, and to all advances made upon the security thereof; provided, however, that notwithstanding such subordination, so long as Tenant is not in default under this Lease, this Lease shall not be terminated or subject to termination by the mortgagee's or trustee's sale, action to enforce the security or proceeding or action in foreclosure. If requested, Tenant shall execute whatever documentation may be required to further effect the provisions of this Article O-3, provided that to the extent any such documentation is to be given to any mortgagee of Landlord, Landlord shall obtain from such mortgagee written confirmation of the provisions contained in this Article O-3.

                                P. MISCELLANEOUS

         P-1.     Option to Purchase.

         Tenant shall have the option, at the end of the primary term hereof and at the end of each five (5) year extension hereof, to purchase all of Landlord's interest in the Premises by notifying Landlord in writing of its interest in doing so, which notice shall be given by Tenant to Landlord ninety (90) days prior to the expiration of the applicable 5-year period; provided, however, that in order to express its interest in doing so and obtain an appraisal of the Fair Market Value thereof the Tenant must have first exercised its extension option for the next succeeding Option Rent Period. The purchase price to paid by Tenant to Landlord shall be the Fair Market Value as determined in accordance with the appraisal procedure provided below; provided that Tenant shall have a thirty (30) - day period following the determination of the Fair Market Value to elect (by notifying Landlord in writing of its intention to do so) whether or not to purchase the Premises based on such valuation, and in the event Tenant does not so elect, then it shall not have been deemed to have exercised its option to purchase. The Fair Market Value of the Premises shall be determined by using standards then commonly used by professional appraisers in determining the Fair Market Value of Premises for purposes consistent with the Permitted Uses to unrelated third parties of similar space located in the Madison County, Mississippi area in buildings of comparable in quality to the Building. If the Landlord and Tenant are unable to agree upon the Fair Market Value, such question shall be submitted to a board of three (3) appraisers, except as hereinafter provided, one named by Tenant, one named by Landlord and one named by the other two (2) appraisers so chosen, all of whom shall be qualified members of the American Institute of Real Estate Appraisers, or any successor of such institute, or if such organization or successor shall no longer be in existence, a nationally recognized association or institute of land appraisers. If the Tenant shall give notice to the Landlord of the name and address of the appraiser for the Tenant, then the Landlord shall have ten (10) business days after the giving of such notice to designate in writing to the Tenant the name and address of the appraiser for the Landlord. If the Landlord shall fail, neglect or refuse within said ten (10) business day period to designate another appraiser so to act on its behalf, the appraiser designated by the Tenant shall alone conduct the appraisal. If two (2) appraisers have been designated as aforesaid by the parties hereto, such appraisers shall appoint an additional appraiser ("Additional Appraiser") who is willing so to act, and notice of such designation shall be given to the Tenant and Landlord. If, within thirty (30) days from the date on which the Tenant has given notice to the Landlord hereunder, the two appraisers appointed do not agree upon and designate the Additional Appraiser, either appraiser or Landlord or Tenant may request that the office of the American Arbitration Association located nearest to Madison County, Mississippi (or if such organization or successors shall no longer be in existence, a nationally recognized National Arbitration Association mutually satisfactory to Landlord and Tenant) designate the Additional Appraiser, and Additional Appraiser so designated shall, for all purposes, have the same standing and powers as though the Additional Appraiser has been initially appointed by the two appraisers first appointed. In the case of the inability or refusal to serve of any person designated as an appraiser, or in the case of any appraiser for any reason ceased to be such, an appraiser to fill such vacancy shall be appointed by the Landlord, Tenant, the appraiser first appointed or the office of American Arbitration Association, as the case may be, which ever made the original appointment of the vacating appraiser. Each appraiser so appointed shall be instructed to determine independently the Fair Market Value of the Premises in accordance with the definition of such term contained herein, which determination shall be made within fifty (50) days after the date upon which all of the appraisers to be appointed hereunder have been appointed. The Fair Market Value shall be an amount equal to the average of the two closest appraisals. If less than all of the appraisers shall have made their determination within the fifty (50) days after the completion of the appointment of the appraisers hereunder, then the Fair Marker Value shall be an amount equal to an average of the amounts so determined. This provision for determination by appraisal shall be specifically enforceable to the extent such remedies are available under applicable law, and any determination hereunder shall be final and binding upon the parties hereto except as otherwise provided herein or by applicable law. Landlord and Tenant shall each pay for the fees and disbursements of any appraiser appointed by it and shall share equally in the fees and expenses of the Additional Appraiser.

         In the event that the Tenant elects to purchase the Premises for the Fair Market Value as determined above, the Tenant shall pay the Landlord at the closing the purchase price payable hereunder and Landlord shall convey the Premises by a duly executed general warranty deed, in compliance of local law, provided that Tenant shall not be obligated so to purchase unless such conveyance is made free and clear of any (i) mortgage of Landlord and (ii) any other recorded encumbrances which shall have been entered into by Landlord without Tenant's prior written consent (which consent shall not be unreasonablly withheld or delayed). At the closing, any rental prepaid by the Tenant under this Lease shall be prorated as of the closing date by an appropriate adjustment to the purchase price.

         P-2. Waiver.

         No waiver by any party of any default or breach of any covenant by any other party hereunder shall be implied from any omission by any party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by any party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by the waiving party to any act of the other party requiring further consent or approval by the waiving party shall not be deemed to waive or render unnecessary the waiving party's consent or approval to any subsequent similar acts. No waiver by any party of any provision under this Lease shall be effective unless in writing and signed by the waiving party. Any party's acceptance of full or partial payment of Rent during the continuance of any breach of this Lease shall not constitute a waiver of any such breach of this Lease. Efforts by any party to mitigate damages caused by the other party's breach of this Lease shall not be construed as a waiver of the mitigating party's right to recover damages under Article M.

         P-3.     [Intentionally Omitted]

         P-4.     Accord and Satisfaction.

         No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

         P-5.     Limitation of Landlord's Liability.

         Tenant shall look solely to the Premises for satisfaction of any liability of Landlord under this Lease, and shall not look to other assets of Landlord, nor seek recourse against the assets of the individual partners, directors, officers and shareholders of Landlord, excepting only that Landlord (but in any event, not the individual partners, directors, officers and shareholders of Landlord) shall be liable to Tenant for correction of construction defects as referenced in Article P-16 hereof, and shall be liable to Tenant for the sums with respect to Tenant's existing leases, holdover arrangements, and liquidated damages, as referenced in Article B-3 hereof.

         P-6.     Entire Agreement.

         This Lease sets forth all the covenants, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as set forth herein. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless in writing and signed by both Landlord and Tenant.

         P-7.     Time.

         Time is of the essence of this Lease.

         P-8.     Attorneys' Fees.

         In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including actual attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

         P-9.     Captions and Article Letters.

         The captions, article letters and table of contents appearing in this Lease are inserted as a matter of convenience and in no way define or limit the provisions of this Lease.

         P-10.    Severability.

         If any provision of this Lease or the application of any such provision, shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

         P-11.    Applicable Law.

         This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

         P-12.    Examination of Lease.

         Submission of this Lease to Tenant does not constitute an option to lease, and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

         P-13.    Notices.

         All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal delivery, to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served three (3) days after the date of mailing. A copy of any notice sent to Landlord's Address shall also be sent to General Counsel, Cabot, Cabot & Forbes, 60 State Street, Boston, MA 02109. A copy of any notice sent to Tenant's Address shall also be sent to Beech Aircraft Corporation, E. Central, Wichita, KS 67201, Attn: Real Estate Department.

         P-14.    Mandatory Amendments and Lease Contingencies.

         The parties hereto agree that the effectiveness of this Lease is conditioned upon the following events occurring within forty-five (45) days of the date hereof: (i) the so-called "Four Party Agreement" shall have been entered into by all parties (and the opinions called for therein shall have been delivered), in form and substance mutually satisfactory to Landlord and Tenant, and (ii) all of the bracketed language contained in this Lease shall have been confirmed, modified or completed to the mutual satisfaction of Landlord and Tenant.

         P-15.    Premises Restoration.

         If Tenant shall fail to exercise its option for at least one Extended Term pursuant to Article C-2 and Article C-3 hereof, then provided Landlord shall have given Tenant at least ninety (90) days' prior written in respect thereof, Tenant shall effect a restoration of the Improvements as specified in such notice at any time following the expiration of the Term provided that such restoration shall include restoration of the Building so that it may be used entirely as a warehouse (and including that all office walls and partitions shall be removed, floors shall be restored to their original condition, dropped ceilings shall be removed, and certain building systems and equipment shall be removed and/or relocated), and provided further such restoration may in no event occur later than one (1) year following the expiration of the Term. The provisions of this Article P-15 shall survive any expiration or termination of this Lease.

         P-16.    Warranty.

         Landlord represents and warrants to Tenant that the Improvements shall be free from defects of materials, design and workmanship for a period of one
(1) year commencing on the date of completion of the "punch list items" referred to in Article B-5 hereof. In the event of any such defects occurring prior to expiration of such one (1) year period, Landlord shall, upon written notice specifying such defect from Tenant, promptly remedy by repair or replacement any defect which exists and is specified therein. In addition, Landlord hereby agrees that any and all transferrable warranties and guarantees of its general contractor and subcontractors of its general contractor covering defects of materials, design and workmanship for periods of time in excess of such one (1) year period shall be transferred to Tenant such that Tenant shall have the full benefit, right and privilege of enforcing those warranties or guarantees if necessary.

         P-17.    Landlord's Self-Help Remedy.

         If Tenant, after reasonable advance notice by Landlord except that no notice shall be required in connection with emergency conditions threatening life and property or when immediate action is otherwise required to protect Landlord's interest in the Premises, shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may perform the same for the account of Tenant, and Tenant shall within fifteen
(15) days on demand pay to Landlord as Additional Rent the sum or sums so paid by Landlord together with Interest thereon.

         P-18.    Tenant's Self-Help Remedy.

         If Landlord, after reasonable advance notice by Tenant except that no notice shall be required in connection with emergency conditions threatening life and property or when immediate action is otherwise required to protect tenant's interest in the Premises, shall default in the performance of any covenant on Landlord's part to be performed as in this Lease contained, Tenant may perform the same for the account of Landlord, and Landlord shall within fifteen (15) days on demand pay to Tenant the sum or sums so paid by Tenant together with Interest thereon.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date and year first above written.

                                  "Landlord"

                                  CC&F East Limited Partnership
                                  a Delaware limited partnership

                                  By CC&F Investors, Inc.
                                  a Delaware corporation
                                  Its general partner


                                  By     /s/
                                      ------------------------------------------

                                         Its   Vice President
                                             -----------------------------------




                                  "Tenant"

                                  Beech Aerospace Services, Inc.
                                  a Kansas Corporation

                                  By     /s/ R. D. Walter
                                      ------------------------------------------

                                         Its     President
                                              ----------------------------------




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